SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                           UNITY WIRELESS CORPORATION
                 (Name of small business issuer in its charter)

       Delaware                      9995                       91-1940650
(State or jurisdiction of        (Primary Standard           (I.R.S. Employee
   of incorporation or       Industrial Classification      Identification No.)
     organization)                  Code Number)


      31635 36th Avenue S.W., Federal Way, WA 98023-2105 - 1 (800) 337-6642
          (Address and telephone number of principal executive offices)

               31635 36th Avenue S.W., Federal Way, WA 98023-2105
(Address of principal place of business or intended principal place of business)

                       Evergreen Corporate Services, Inc.
                             31635 36th Avenue S.W.
                           Federal Way, WA 98023-2105
                                 (253) 874-2949)
            (Name, address and telephone number of agent for service)

                                   -----------

                Approximate date of proposed sale to the public: As soon as possible after the effective date of this registration statement.

                                   -----------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                   -----------

                         CALCULATION OF REGISTRATION FEE

  Title of each class of         Number of shares   Proposed maximum     Proposed maximum      Amount of
securities to be registered      to be registered(1)   offering price        aggregate         registration fee
                                                         per unit          offering price
---------------------------------------------------------------------------------------------------------------
Common Stock issued in             796,428 shares of      $0.21(2)          167,250               $41.81
private placements                 common stock

Common Stock                       175,000 shares         $0.21(2)           36,750               $ 9.19
acquired in                        of common stock
private resales

Common Stock Underlying the        300,000 shares of       $0.29            $87,000(3)            $21.75
Mueller and Ideas warrants         common stock
---------------------------------------------------------------------------------------------------------------
TOTAL                                                                       $291,000              $72.75

(1)  Calculated  pursuant  to Rule  457(c) and (g) under the  Securities  Act of
     1933.

(2) Estimated pursuant to Rule 457(c), based on the average of the last bid and asked prices for the Registrant's Common Stock on October 8, 2001.

(3)  Based on the actual warrant exercise price per Rule 457(g).

                                   ----------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                Explanatory Note

This Amendment No. 1 is being filed solely to supply the delaying amendment paragraph set forth immeditely preceding this explanatory note, which was omitted from the inital filing. The filing fee was paid with the initial filing.



================================================================================

                                   PROSPECTUS

                                 October 10, 2001


                                   -----------

                           UNITY WIRELESS CORPORATION
                      (FORMERLY SONIC SYSTEMS CORPORATION)

                                   -----------

                        1,271,428 Shares of Common Stock

                                   -----------

     The Company has prepared this prospectus to register up to 1,271,428 shares of common stock for sale by certain shareholders and by the Company to certain warrant holders. Up to 796,428 shares may be sold under this registration statement by 10 shareholders who received shares from the Company through various private placements. An additional 175,000 shares may be sold by 4 shareholders, of whom 1 is included in the 10 shareholders mentioned previously, who acquired their shares through various private resales. The remaining 300,000 shares covered by the registration statement are issuable upon exercise of warrants that were issued to consultants of the Company.

     The Company's common stock is traded on the NASD OTC Bulletin Board under the symbol UTYW. The closing sale price for its common stock was $0.15 on September 4, 2001.

     FOR INFORMATION REGARDING CERTAIN RISKS RELATING TO THE COMPANY, SEE "RISK FACTORS" ON PAGES 2-7.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is October 10, 2001.

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                       --------

SUMMARY INFORMATION..........................................................1

RISK FACTORS.................................................................1

USE OF PROCEEDS..............................................................8

SELLING SECURITY HOLDERS.....................................................8

PLAN OF DISTRIBUTION........................................................11

LEGAL PROCEEDINGS...........................................................11

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS................12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............15

DESCRIPTION OF SECURITIES...................................................16

INTEREST OF NAMED EXPERTS AND COUNSEL.......................................17

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES........17

DESCRIPTION OF THE BUSINESS.................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS........................................25

DESCRIPTION OF PROPERTY.....................................................29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS....................30

EXECUTIVE COMPENSATION......................................................31

FINANCIAL STATEMENTS........................................................42

INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................II-1

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...............................II-1

RECENT SALES OF UNREGISTERED SECURITIES...................................II-1

EXHIBITS..................................................................II-4

UNDERTAKINGS..............................................................II-5

SIGNATURES................................................................II-6

                           FORWARD-LOOKING STATEMENTS

     The Company may use words like "expects," "intends," "anticipates," "plans," "projects" or "estimates" in this prospectus. When used, these words identify "forward-looking" statements. Forward-looking statements are by their nature subject to many varied uncertainties and risks. Actual results could vary greatly. Potential investors should review the "Risk Factors" below for a discussion of some of these risks.

     The Company is making these statements only as of the date of this amended and restated prospectus. It has no obligation to update or revise these statements if circumstances or its expectations change.


                               SUMMARY INFORMATION

     Because this section is a summary, it may not contain all of the information important to an investor. Investors should read this prospectus completely and carefully before deciding whether to invest.

Summary of the Offering

     This is an offering of up to 1,271,428 shares of common stock of the Company, including up to 971,428 shares held by certain of the Company's security holders (the "Selling Shareholders") and 300,000 shares issuable upon the exercise of certain outstanding warrants previously issued by the Company to certain of the Selling Shareholders and others. The Company will not receive any proceeds from the sale of the shares by the Selling Shareholders but the Company will receive up to $87,000 in proceeds upon exercise of the warrants.

Summary of Our Business

     Unity Wireless Corporation is a designer, developer and manufacturer of wireless technologies and products for a broad range of industrial and commercial applications. The Company's business is focused upon its UltraTech high power linear radio frequency (RF) amplifiers.

     UltraTech high power linear RF amplifiers are used in both mobile and fixed wireless voice, Internet and data base station and repeater networks and support Cellular, PCS (Personal Communications Services), Paging and WLL (Wireless Local
Loop) frequencies. Unity Wireless produces 6 different models of high power RF amplifiers, and is developing sub-systems and components, including new ultra-linear RF amplifiers, that are designed to improve the performance of wireless telecommunications networks, making it faster and more cost effective for our customers to build out their next-generation 2.5, 3 and 4G networks.

     The Company formerly produced an acoustic siren detector unit (the "Sonem" product) and a wireless communication card (the "UniLinx" product). Both the Sonem and the UniLinx businesses have been sold.


                                  RISK FACTORS

     Readers should carefully consider the risks described below before deciding whether to invest in shares of the Company's common stock.

     If the Company does not successfully address any of the risks described below, there could be a material adverse effect on the Company's business, financial condition or results of operations, and the trading price of the Company's common stock may decline and investors may lose all or part of their investment.

     The Company cannot assure any investor that it will successfully address these risks.

Risks Relating to the Common Stock of the Company

Possible Loss of Entire Investment

     Given the Company's continued need for additional capital, the Company's stock involves a high degree of risk, and should not be purchased by any person who cannot afford the loss of the entire investment. A purchase of the Company's stock is currently "unsuitable" for a person who cannot afford to lose his entire investment.

Need for Additional Capital

     Since its inception, the Company has been dependent on investment capital as its primary source of liquidity. Sales of the Company's Sonem and UniLinx products have provided insufficient cash flow to sustain operations. The Company had an accumulated deficit at June 30, 2001 of $11,237,439. During the year ended December 31, 2000 the Company incurred a loss of $5,318,633 (1999 - $2,025,101) and used cash from operations of $3,097,829 (1999 - $1,760,306).
Operations to date have been primarily financed by equity. During the six months ended June 30, 2001, the Company incurred a loss of $505,164 (2000 -$1,727,467) and used cash from operations of $644,838 (2000 - $954,493).

"Going Concern" Opinion

     The financial statements (See Financial Statements) have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions. The Company's future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that the Company will be successful. If it is not, the Company will be required to reduce operations or liquidate assets. The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements. The auditors' report on the December 31, 2000 consolidated financial statements includes an explanatory paragraph that states that as the Company has suffered recurring losses from operations, substantial doubt exists about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

No Public Market for Common Stock

     The Company's common stock is quoted on the OTC electronic bulletin board. Management's strategy is to develop a public market for the Company's common stock by soliciting brokers to become market makers of the stock. To date, however, the Company has solicited only a limited number of such securities brokers to become market makers. There can be no assurance that a stable market for the Company's common stock will ever develop or, if it should develop, be sustained. It should be assumed that the market for the Company's common stock will continue to be highly illiquid, sporadic and volatile. The Company's stock should not be purchased by anyone who cannot afford the loss of the entire investment.

     The Company is required to maintain status as a "reporting" issuer under the Securities Exchange Act of 1934, in order to be traded by broker-dealers regulated by the National Association of Securities Dealers ("NASD"). If the Company fails to continue to be a reporting issuer, management may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and shareholders may not be able to sell their shares in the public market. While management currently intends to maintain status as a reporting issuer under the Exchange Act, there can be no assurance that the Company can or will maintain such status.

Penny Stock Regulation

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. The Company's stock is currently subject to the penny stock rules, and accordingly, investors may find it difficult to sell their shares, if at all.

Possible Issuance of Additional Shares in the Future

     The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Company's Board of Directors may issue all such shares that are not yet issued, without stockholder approval. The Company's Board of Directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of the Company's common stock. If the Company does issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the Company.

Absence of Dividends; Dividend Policy

     The Company has never paid dividends on its common stock and does not anticipate paying any dividends on its common stock in the foreseeable future. The declaration and payment of dividends by the Company are subject to the discretion of the Company's Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as the Board of Directors may deem relevant.

Stock Options

     The Company has adopted a stock option plan. The total number of shares of common stock to be delivered on the exercise of all options granted under the plan may equal up to 20% of all outstanding shares of such common stock, including shares of common stock previously issued under the plan. The Company had options for 4,353,250 shares of common stock issued and outstanding as of September 4, 2001 (out of 6,442,038 issuable under the plan as of that date) at the following exercise prices:

    Number of Shares*                Exercise Price ($)
    -----------------                -----------------
      3,169,500                            0.38
        210,000                            0.47
        385,000                            0.50
        332,500                            0.51
         10,000                            0.64
        238,750                            1.00
          7,500                            2.06

*    These  numbers do not include  options  for  500,000  shares at an exercise price of $1.00 originally granted to Integrated Global Financial Corporation ("IGF"). IGF has sued the Company for a declaration that the grant of 500,000 options is of unlimited duration. The Company takes the position that the options have expired. See "Legal Proceedings."

     The existence of below-market options could adversely affect the market price of the Company's common stock and impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing.

     Exercise of any such options will result in dilution of the proportional interests of shareholders of the Company at the time of exercise, and, to the extent that the exercise price is less than the book value of the common stock at that time, to the book value per share of the common stock.

Risks Related to the Business and Operations of the Company

Lack of Prior Operations and Experience

     The Company has limited revenues from operations and has no significant tangible assets. Accordingly, there can be no assurance that the Company will operate at a profitable level. The Company's business involves the development, manufacture and marketing of products, novel and otherwise, in the wireless communications industry. Future development and operating results will depend on many factors, including the completion of developed products, demand for the Company's products, level of product and price competition, success in setting up and expanding distribution channels, and whether the Company can develop and market new products and control costs. In addition, the Company's future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the technology industry, which is characterized by intense competition, rapid technological change, and significant regulation. There can be no assurance that the Company's future financial forecasts will be met.

Need for Experienced Management and Key Employees/Limited Experience of Senior Management

     The Company is a growing company dependent upon the services of certain management and technical personnel, particularly John Robertson and Roland Sartorius. The loss of the services of any one of these persons, or an inability to recruit and retain additional qualified personnel, could have a material adverse effect on the Company. The Company has no plans at present to obtain key person life insurance for any of its officers and directors.

Substantial Competition

     The wireless communications industry is characterized by rapidly evolving technology and intense competition. The Company may be at a disadvantage with other companies having larger technical staffs, established market shares and greater financial and operational resources than the Company. There can be no assurance that the Company will be able to successfully compete. There also can be no assurance that the Company's competitors will not succeed in developing products or competing technologies that are more effective or more effectively marketed than products marketed by the Company, or that render the Company's technology obsolete. Earlier entrants into a market often obtain and maintain significant market share relative to later entrants. The Company believes that an increasing number of products in the market and the desire of other companies to obtain market share will result in increased price competition. Price reductions by the Company in response to competitive pressure could have a material, adverse effect on the Company's business, financial condition, and results of operations.

Protection of Proprietary Technology

     The Company's success will depend in part on its ability to preserve and protect its trade secrets and any proprietary technology, and to operate without infringing upon the patents or proprietary rights of third parties in both the United States and other countries.

     The Company does not own any patents in connection with its UltraTech products or technologies. Furthermore, the Company does not intend to apply for patent protection of UltraTech products or technologies.

     The Company has filed applications for trade mark protection in the U.S. and Canada.

     The Company is not aware of any disputes with respect to any of its intellectual property, except as follows:

a. a possible opposition to the application for registration of the trade mark "Unity Wireless" in Canada by a party applying for registration in Canada of the trade mark "Unity;" and

b. an examiner's opposition to the application for registration of the trade mark "Unity Wireless" in the United States on the basis that the trade mark "Unity Wireless" is confusing with currently registered trade marks.

The Company is working to resolve these issues and believes it will be able to so do successfully.

     The Company is not involved in any litigation respecting its intellectual property. The use of trade marks, service marks, trade names, slogans, phrases and other expressions in the course of the business of the Company and its subsidiaries, however, may be the subject of dispute and possible litigation. The Company may have to defend itself from infringement claims by others. Such litigation is expensive and time-consuming, and can be used by well-funded adversaries as a strategy for depleting the resources of a small enterprise such as the Company. There is no assurance that the Company will have sufficient resources to successfully protect its interests in any litigation that may be brought. There can be no assurance that the Company or its subsidiaries will be able to continue to use their current trade names and marks. Any changes could result in confusion to potential customers and negatively affect the Company's business.

Dependence on Suppliers and Third Parties

     The Company is a small enterprise and has yet to establish substantial internal management, personnel and other resources. The Company depends substantially upon third parties for several critical elements of its business including, among other things, promotion and marketing, technology and infrastructure development and distribution activities. The Company also depends substantially upon third party sales agents. A substantial portion of the Company's high power RF amplifier revenues to date have been derived through its South Korean sales agent. The loss of any of these resources could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company relies on outside suppliers for some components and the assembly of some portions of the Company's products. There can be no assurance that component parts, materials or services obtained from outside suppliers will continue to be available in adequate quantities or on adequate terms. The inability to obtain sufficient quantities of such materials, parts or services at reasonable cost could have a material adverse affect on the Company's business, financial condition and results of operations.

Need for Marketing and Sales

     The successful execution of the Company's business plan entails marketing, brand development and sales. There is no guarantee that the Company will be successful in managing such a strategy of marketing and sales to effect a reasonable penetration of its technologies into its target markets on a timely basis or at all.

Need for Future Strategic Partnerships

     The successful execution of the Company's business strategy is partially dependent upon enlisting a number of strategic partners, regionally, nationally and globally, in order to assist in a focused marketing effort and to provide financial strength. There is no assurance that the Company will be successful in developing such strategic partnerships on a timely basis or in developing enough strategic partnerships to successfully market the Company's technologies and products globally.

Acceptance of Company's Technology; Creation of New Markets

     There can be no assurance that the Company's technologies will be adopted, that its technologies will be incorporated into products, or that products based on its technologies will be marketed successfully. In addition, there can be no assurance that the Company's technologies will be adopted widely as industry standards, even if products based on its technologies have been introduced successfully to the marketplace.

     The markets for the Company's communication card technologies and products have only recently begun to develop. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the markets for the Company's technologies and products are new and/or evolving, it is difficult to predict the future growth rate, if any, and size of these markets. There is no assurance either that the markets for the Company's technologies and products will emerge or become or remain sustainable. If the markets fail to develop, develop more slowly than expected or become saturated with competitors, or if the Company's technologies and products do not achieve or sustain market acceptance, the Company's business, results of operations and financial condition will be materially and adversely affected.

Uncertainty of New Product Development

     The Company has only recently released commercial versions of some of its technologies and products. Additional efforts and expenditures to enhance their capabilities are critical to commercial viability.

Product Warranty

     The Company's products are relatively new to their respective markets and lack extensive field operating experience. While the Company has tested its products for failure in certain circumstances, there can be no assurance that the Company's products will continue to operate satisfactorily after sustained field use. If a substantial number of products are returned and accepted for warranty replacement, the cost to the Company could have a material adverse effect on the Company's business and financial condition. See "Recent Developments - Sale of Sonem Business."

Product Liability

     The emergency traffic preemption devices of the Company's Sonem division (sold in October 2000) are installed at traffic intersections. Also, the Company has sold some of its UniLinx(TM) devices for use with traffic control equipment located at intersections. If any of these products fail to perform properly, significant personal injury, property damage or death could arise from traffic accidents resulting from such failure. Although the Company maintains product liability insurance, there is no assurance that the amount of coverage will be sufficient in the event of a claim, or that coverage will continue to be available to the Company on reasonable terms and conditions or at all.

Failure to Maintain Technological Advantages/Risk of Obsolescence

     The Company is dependent upon what it perceives as the technological advantages of its products and its ability to maintain trade secret protection for its products. There can be no assurance that the Company will be able to obtain or maintain such advantages; failure to do so would have substantial adverse consequences to the business of the Company.

     Technological obsolescence of the Company's technologies and products remains a possibility. There is no assurance that the competitors of the Company will not succeed in developing related products using similar processes and marketing strategies before the Company, or that they will not develop technologies and products that are more effective than any which have been or are being developed by the Company. Accordingly, the Company's ability to compete will be dependent on timely enhancement and development of its technologies and products, as well as the development and enhancement of future products. There is no assurance that the Company will be able to keep pace with technological developments or that its products will not become obsolete.

Foreign Currency Exposure

     The Company's functional currency is the Canadian dollar. The Company is exposed to fluctuations in the US dollar relative to the Canadian dollar, because it collects revenues in U.S. dollars. As the Company expands its operations, it may begin to collect revenues from customers in currencies other than the US or Canadian dollar. The Company does not currently engage in any hedging activities.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds upon the sale of shares by the selling shareholders described in this prospectus. The Company will, however, receive proceeds if the warrant holders described in this prospectus exercise their warrants. The Company will use such proceeds to fund operations and corporate acquisitions.


                            SELLING SECURITY HOLDERS

     This registration statement covers the offering of shares of common stock by certain selling security holders (the "Selling Shareholders") and the sale of common stock by the Company to certain warrant holders upon the exercise of their warrants. It is being filed in order to register, on behalf of the Selling Shareholders and the Company, a total of 1,271,428 shares of common stock as follows:

     (i)  796,428 shares issued to investors through various private placements;

     (ii) 175,000 shares owned by shareholders who acquired their shares through various private resales.

          (collectively, the "secondary shares")

     (iii)a total of 300,000 shares of common stock issuable by the Company upon the exercise of certain warrants previously issued by the Company as follows: 300,000 shares of common stock issuable to consultants Mueller &Company, Inc. and Ideas Inc. ("Mueller and Ideas") upon the exercise of warrants granted under an amendment dated as of April 1, 2001 to a consulting agreement between the Company and Mueller and Ideas dated as of January 1, 2001. (the "warrant shares").

     The secondary shares are "restricted" shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders. The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

     The secondary shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the secondary shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of secondary shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the secondary shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     There will be no proceeds received by the Company from the sale of any secondary shares and the Company has agreed to bear the expenses of registration of the secondary shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

     The Company will sell the warrant shares to the holders of the above-described warrants if and when they choose to exercise them. If this (or any subsequent) registration statement is then in effect, once the warrant holders have exercised their warrants, they will be free to re-sell the stock they receive at such time or times as they may choose, just as any purchaser of stock in the open market is allowed to do. The Company does not know how much, if any, of such stock these investors will hold or re-sell upon exercise of their warrants.

     The foregoing summary of the warrant terms is qualified in its entirety by the full terms of the applicable warrant agreements, a sample form of which is incorporated by reference in this Prospectus as an exhibit to the registration statement.


Selling shareholders who acquired their shares through private placements
-------------------------------------------------------------------------

     The following is a list of the private placement investors who own 796,428 of the secondary shares received through various private placements. Some of these investors hold or have held a position, office or any other material relationship with the Company or predecessors or affiliates within the past three years. See "Directors, Executive Officers, Promoters, and Control Persons." Also, Jong Kil Kim is an agent of the Company responsible for sales in Korea. None of these persons holds over one percent of the outstanding stock of the Company, except for Mark Godsy who owns 9.30% of the outstanding stock including options that are exercisable on September 30, 2001 (9.30% after the offering is complete).

                               Amount of Securities     Amount to be Offered   Amount to be Owned
                            Owned on August 30, 2001    for Security Holder's   After Offering is
                                                               Account              Complete
John Robertson                     203,315                      203,315                      0
Mirza Kassam                       144,198                      144,198                      0
Chris Neumann                      130,212                      130,212                      0
Robert Fetherstonhaugh              82,363                       82,363                      0
John MacBain                        43,706                       43,706                      0
Louise Blouin                       43,706                       43,706                      0
Hugh Notman                        200,500                       26,250                174,250(1)
Peter Scott                         26,250                       26,250                      0
3OE Enterprises Inc.                65,000(2)                    25,000                 40,000(2)
Mark Godsy                       2,265,412                       21,428              2,243,984
Jong Kil Kim                        50,000                       25,000                      0
Robert Singer                       25,000                       25,000                      0

(1)  Includes  50,000 shares  registered  under the Company's SB-2A filed May 3,
     2001.
(2) Includes 40,000 shares owned directly or indirectly by Norm Dowds, the principal of 3OE Enterprises.


Selling shareholders who acquired their shares through private resales
----------------------------------------------------------------------

     The following is a list of the shareholders who own 175,000 secondary shares received through various private resales. None of these investors holds or has held any position, office or any other material relationship with the Company or predecessors or affiliates within the past three years, except as noted above.

                               Amount of Securities     Amount to be Offered   Amount to be Owned
                            Owned on August 30, 2001    for Security Holder's   After Offering is
                                                               Account              Complete
One Level Holdings Limited         100,000                      100,000                       0
James Carruthers                    26,500                       25,000                   1,500
Jong Kil Kim                        25,000(1)                    25,000                       0
Holger Spielberg                    27,500                       25,000                   2,500

(1)  Excludes 25,000 to be offered in previous table.

Warrants Held by Consultants

     The following is a list of holders of warrants for a total of 300,000 warrant shares as described above and issued by the Company as compensation for consulting services. None of these persons holds or has held any position, office or any other material relationship with the Company or predecessors or affiliates within the past three years, except as provided for in their respective consulting agreements. To the best of the Company's knowledge, none of these persons holds any other stock of the Company and if they were to sell all of the shares listed below, they would hold no equity interest in the Company.

                                            No. of Warrant         Per Share Exercise Price
Name                                             Shares              for Warrant Shares ($)
----                                        --------------         ------------------------
Mueller & Company, Inc. and Ideas, Inc.          300,000                   0.29

     Of the 300,000 warrants at $0.29 held by Mueller and Ideas, 25,000 are immediately exercisable and the balance vest ratably and quarterly, with the final vesting to occur on March 31, 2004.

     The foregoing summary of the terms and conditions of the warrants held by consultants is qualified in its entirety by the full terms of the applicable consulting and warrant agreements, which are incorporated by reference in this Prospectus as exhibits to the registration statement.


                              PLAN OF DISTRIBUTION

     It is anticipated that the secondary shares will be sold by brokers and dealers on a best efforts basis. It is anticipated that commissions will be charged in line with the commissions charged by such brokers or dealers in other standard transactions for the purchase and sale of publicly traded securities. Such commissions will be paid by the Selling Shareholders just as with any ordinary sale of stock.

     The secondary shares may also be sold in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the secondary shares to be made directly or through agents. The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of secondary shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the secondary shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will distribute the warrant shares if and when holders exercise their warrants. As described above, the private offering investors may exercise the warrants held by them in accordance with the appropriate vesting schedule., Assuming this or a subsequent registration statement with respect to the stock is then in effect, the stock issued to the warrant holders upon exercise may be re-sold in any manner and at any time the holder chooses (subject to applicable securities laws). This registration statement does not cover any such re-distribution of such shares.


                                LEGAL PROCEEDINGS

     The Company, along with Sonic Systems Corporation and M&M Realty Incorporated, has been sued in the Supreme Court of British Columbia, Canada, by Integrated Global Financial Corporation ("IGF"). The action is dated January 5, 2001. The Plaintiff alleges it has options to purchase 500,000 shares at an alleged exercise price of $1.00 per share, plus unspecified damages. The Company disputes the allegations and is defending the claim vigorously.

     No trial date has been set. No Examinations for Discovery have been conducted or are even set down. The matter is at a very preliminary stage.

     It is the Company's view that the claim has little, if any, merit and does not expect the proceeding to have any material adverse effect on the Company.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

     The directors, executive officers, and significant employees of the Company and significant employees of its subsidiary, UW Systems, are as follows:

NAME                                         POSITION
----                                         --------
Mark Godsy.................  Director and Chairman of Board of Directors of the Company
                             Director and Chairman of Board of Directors of UW Systems

John Robertson.............  Director, President and Chief Executive Officer of the Company
                             Director, President and Chief Executive Officer of UW Systems

Roland Sartorius...........  Director, Chief Financial Officer and Secretary of the Company
                             Director, Chief Financial Officer and Secretary of UW Systems

Thomas Dodd................  Director of the Company
                             Director and Senior Vice President of UW Systems

Ken Maddison...............  Director of the Company

Robert W. Singer...........  Director of the Company

Robert Fetherstonhaugh.....  Director of the Company

     Mark Godsy-Age 46. Mr. Godsy is a Director and the Chairman of the Board of Directors of the Company and UW Systems. He previously served as a Director and the Chairman of the Board of Directors of UW Systems from May 1993 to November, 1998, and as the Secretary of UW Systems from May, 1993 to July, 1995, and from May, 1997 to November, 1998. Mr. Godsy was also Chief Executive Officer of the Company from February 2000 until November 17, 2000. His term as a Director of the Company runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Godsy is an experienced entrepreneur working in the areas of corporate development and venture capital. He practiced law for approximately five years before entering business and co-founding two successful companies, ID Biomedical Corporation and Angiotech Pharmaceuticals Ltd., both leading Canadian biotechnology firms. Mr. Godsy's responsibilities included building executive management teams, coordinating corporate finance activities and strategic positioning. Mr. Godsy is a graduate of the University of British Columbia and received his law degree from McGill University. He is currently a member of the Law Society of British Columbia.

     John Robertson-Age 49. Mr. Robertson is a Director of the Company and the Chief Executive Officer of the Company and of UW Systems. His term as Director of the Company runs until the next annual meeting of shareholders unless earlier terminated. Mr. Robertson has over 18 years experience in the telecommunications industry with both public and private companies. He has held senior executive positions with Glentel, Glenayre Communications and Uniden Canada. Mr. Robertson played a key role in Glentel's increase in annual revenues from $9 million to over $40 million, in addition to leading the restructuring of related company Glenayre Communications. At Uniden Canada, his leadership resulted in over $32 million in annual revenues.

Recently,  he  founded  Ultratech  Linear  Solutions   ("Ultratech")in  mid-1999
achieving over US$3 million in revenue before being acquired in November 2000 by Unity Wireless.

     Roland Sartorius-Age 48. Mr. Sartorius is a Director of the Company and the Chief Financial Officer and Secretary of the Company and of UW Systems. His term as Director of the Company runs until the next annual meeting of shareholders unless earlier terminated. Mr. Sartorius has over 12 years experience in the position of Chief Financial Officer in several public and private multinational entities. Most recently, he was based in Switzerland and held the same position with a private equity/venture capital firm managing several significant equity funds, exceeding Sfr 100 million, with investments in various European and North American technological/industrial companies. His focus has been in the areas of corporate finance, strategic planning, financial reporting and controls, international tax planning, compliance and investor/shareholder relations. From 1981 to 1988, Mr. Sartorius was employed with KPMG, initially as an auditor and subsequently as a Management Consultant in Corporate Finance. Mr. Sartorius, a Certified General Accountant, holds a Bachelor of Commerce & Business Administration degree from the University of British Columbia. He currently serves and has previously served on boards of directors for a variety of private companies.

     Thomas Dodd-Age 50. Mr. Dodd is a Director of the Company and Senior Vice President of the Company and of UW Systems. His term as a Director of the Company runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Dodd is a senior marketer/manager with over 25 years experience as an end user, OEM, consultant, and manufacturer, in roles ranging from field technical support to executive management. He has held senior executive positions with Dynapro Systems Inc. and Campbell Technologies with primary responsibilities in sales and marketing. Currently, Mr. Dodd serves on the Board of Directors of FutureFund (VCC) Capital Corp.

     Ken Maddison-Age 60. Mr. Maddison is a Director of the Company. His term runs until the next annual meeting of the shareholders unless earlier terminated. Mr. Maddison, a Chartered Accountant since 1966 and elected a Fellow of the Institute of Chartered Accountants of BC in 1975, retired in August, 1997 after a lengthy career as a partner with the accounting firm KPMG. In public practice over the past 32 years, Mr. Maddison provided auditing, accounting and business advisory services to a wide range of clients in the hospitality, real estate, construction, non-profit and insurance industries. Mr. Maddison currently serves on the boards of International Wayside Gold Mines Ltd, Island Mountain Gold Mines Ltd., Northern Continental Resources Inc., Northern Hemisphere Development Inc. and Golden Cariboo Resources Ltd.

     Robert W. Singer - Age 53. Senator Singer is a New Jersey state senator and serves within the Senate leadership circle as Assistant Majority Leader. Senator Singer is also Vice-Chairman of the Senate Commerce Committee and a member of the Senate Health Committee. In his former duties as an elected representative in the Upper House, Senator Singer was Chairman of the Senate Senior Citizens, Veterans Affairs and Agriculture Committee and was Vice-Chairman of the Senate Environment Committee, and had been appointed to chair the Joint Legislative Biotechnology Task Force and the Software Task Committee. Senator Singer is presently Chairman of the Senate Task Force on Science and Technology, which was established in 2001. On a national level, Senator Singer was also appointed as a member of the Health Committee of the Assembly on Federal Issues of the National Conference of State Legislatures. Members of the Assembly on Federal Issues meet with federal officials and play a key role in developing recommendations on a wide range of national issues that affect state-federal relations. Senator Robert Singer has distinguished himself among his national peers through his recognition and understanding of high technology industries, particularly biotechnology and the economic development, health care, agricultural and environmental benefits this industry offers his state and the nation. The Senator has also been honored at the national and state level for his leadership and support in promoting the biotechnology industry. Senator Singer currently serves on the boards of Brocker Technology Group. and Healthchoice Incorporated.

     Robert Fetherstonhaugh - Age 45. Mr. Fetherstonhaugh is a chartered accountant with executive experience in technology companies and public accounting. He is presently Deputy Chairman and Corporate Secretary of Trader.com, a public company in the business of online and print publication, which he joined in 1998. Mr. Fetherstonhaugh is responsible for internet and media acquisitions in Canada, U.S.A., Holland, and Russia, and closed three such acquisitions in 1999. He is also responsible for coordinating the company's Russian operations, which now generate $20 million in free cash flows per year, and has set up operation in China. From 1978 to 1998 he served with KPMG and became Partner in charge of the Financial Institutions Practice for Montreal. He also set up, led, and significantly expanded the High Technology Practice in Montreal.

     Directors of the Company are elected at the annual meeting of the shareholders and serve until their successors are elected and qualified, or their earlier resignation or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors or until their earlier resignation or removal.

     There are no family relationships among directors or executive officers of the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common shares of the Company as of September 4, 2001 by (i) each person who is known by the Company to beneficially own more than 5% of the issued and outstanding common shares of the Company; (ii) the chief executive officer of the Company and the Company's two former chief executive officers during its last fiscal year, individually named in the executive compensation table below; (iii) the Company's directors; and (iv) all of the Company's executive officers and directors as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. As of September 4, 2001, there were 25,768,153 common shares of the Company issued and outstanding. Each common share entitles the holder thereof to one vote in respect of any matters that may properly come before the shareholders of the Company. To the best of the knowledge of the Company, there exist no arrangements that could cause a change in voting control of the Company.

                                                                                                   SHARES
                       NAME AND ADDRESS              RELATIONSHIP                                 BENEFICALLY      PERCENT
TITLE OF CLASS             OF OWNER                  TO COMPANY                                    OWNED(1)        OWNED
--------------         ----------------              ----------                                    --------        -----
Common Stock........   Mark Godsy                    Director, 5% Shareholder and Past CEO         2,402,495        9.30
                       7575 Carnarvon Street         (February 22, 2000 - November 17,
                       Vancouver, B.C. V6N 1K6       2000)

Common Stock........   John Robertson                Director and Current CEO (November              386,648        1.49
                       #203-728 Farrow Street        17, 2000 - present)
                       Coquitlam, B.C. V3J 3S6

Common Stock........   Roland Sartorius              Director and Executive Officer                  186,667        0.72
                       #203 - 7155 Granville Street
                       Vancouver, B.C. V6P 4X6

Common Stock........   Thomas Dodd                   Director and Executive Officer                  203,333        0.78
                       808 Seymour Blvd..
                       North Vancouver, B.C.
                       V7J 2J6

Common Stock........   Ken Maddison                  Director                                         37,500        0.15
                       2591 Lund Avenue
                       Coquitlam, B.C.
                       V3K 6J8

Common Stock........   Robert W. Singer              Director                                         31,250        0.12
                       2110 West County Line Road
                       Jackson, NJ
                       08527

Common Stock........   Robert Fetherstonhaugh        Director                                         89,446         0.35
                       20 Avenue Lilas
                       Dorval, Quebec
                       H9S 3L9

                                                                                                   SHARES
                       NAME AND ADDRESS              RELATIONSHIP                                 BENEFICALLY      PERCENT
TITLE OF CLASS             OF OWNER                  TO COMPANY                                    OWNED(1)        OWNED
--------------         ----------------              ----------                                    --------        -----

Common Stock........   H. William Brogdon            Past CEO (February, 1999 to February            550,000         2.13
                       1817 Sleepy Hollow Lane       22, 2000)
                       Petaluma, CA 94954

Common Stock........   All directors and executive                                                 3,974,751        15.43
                       officers as a group
                       (8 individuals)
-----------

(1) Includes the following numbers of shares of common stock (total of804,583) that may be acquired by the exercise of stock options or warrants that are now exercisable or will become exercisable within the next 60 days:
     o    Mark Godsy - 67,083 shares;
     o    John Robertson - 183,333 shares;
     o    Roland Sartorius - 186,667 shares;
     o    Thomas Dodd - 183,333 shares;
     o    Ken Maddison - 37,500 shares;
     o    Robert Singer - 6,250 shares
     o    Robert Fetherstonhaugh - 7,083 shares


                            DESCRIPTION OF SECURITIES

General Provisions of Common Stock

     All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. Upon liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights.

     Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

     The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by the Board of Directors. The Company has not paid any dividends on its common stock and does not anticipate paying any cash dividends on such stock in the foreseeable future.

     In the event of a merger or consolidation, the holders of common stock will be entitled to receive the same per share consideration.

General Provisions of Preferred Stock

     The Board of Directors is authorized by the Certificate of Incorporation of the Company to issue up to 5,000,000 shares of preferred stock on such terms as the Board may determine. No such stock has been issued to date. The preferred shares could, in certain instances, render more difficult or discourage a merger, tender offer, or proxy contest and thus potentially have an "anti-takeover" effect, especially if preferred shares were issued in response to a potential takeover. In addition, issuances of authorized preferred shares can be implemented, and have been implemented by some companies in recent years, with voting or conversion privileges intended to make acquisition of the Company more difficult or more costly. Such an issuance could deter the types of transactions which may be proposed or could discourage or limit the shareholders' participation in certain types of transactions that might be proposed (such as a tender offer), whether or not such transactions were favored by the majority of the shareholders, and could enhance the ability of officers and directors to retain their positions.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Our auditors are KPMG LLP, Chartered Accountants, of Suite 900, 777 Dunsmuir Street, Vancouver, British Columbia, Canada V7Y 1K3. Prior to December 31, 2000, our auditors were Ernst & Young LLP, Chartered Accountants, Suite
2200, 700 Georgia Street, Vancouver, British Columbia, Canada V7Y 1C7. Our consolidated financial statements as at and for the year ended December 31, 2000 have been included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent chartered accountants, and upon the authority of KPMG LLP as experts in accounting and auditing.

     The consolidated financial statements of Unity Wireless Corporation (formerly Sonic Systems Corporation) at December 31, 1999, and the year then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                      THE SEC'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Company's bylaws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the Delaware Business Corporation Act ("DBCA"), against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company. The bylaws also authorize the board of directors to indemnify any other person who the Company has the power to indemnify under the DBCA, and indemnification for such a person may be greater or different from that provided in the bylaws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           DESCRIPTION OF THE BUSINESS

General

     The  Company  is  a  designer,   developer  and  manufacturer  of  wireless
technologies and products for a broad range of industrial and commercial applications. The Company's business is focused upon its UltraTech high power linearradio frequency (RF) amplifiers.

     UltraTech high performance linear RF amplifiers are used in current generation wireless voice, Internet and data base station and repeater networks and support Cellular, PCS (Personal Communications Services), Paging, and WLL (Wireless Local Loop) frequencies.

Recent Developments

Sale of Sonem Business

     The Company was founded to commercialize the Sonem technology. Based on its knowledge of intersection controllers gained in the traffic signal preemption business, specifically the specialized computers that control the signal lights, the Company developed its "UniLinx(TM)" technology. With further development of the UniLinx(TM) technology, management came to believe that the Company's Sonem business should be de-emphasized in favor of a focus on UniLinx(TM) and other wireless technologies.

     In keeping with this change in focus, the Company's Sonem business was sold on October 6, 2000, to Traffic Systems LLC ("Traffic Systems"), an Arizona limited liability corporation owned 37% by UW Systems and 63% by one of the Sonem contractors of UW Systems. The sale took place pursuant to an Asset Purchase Agreement (the " Sonem Asset Purchase Agreement") among UW Systems, Traffic Systems and others, a copy of which is attached as an exhibit to the Company's Form 8-K filed with the SEC on October 23, 2000 (the "Sonem 8-K"). Under the Sonem Asset Purchase Agreement, UW Systems licensed substantially all of its Sonem patent rights to Traffic Systems (on an exclusive world-wide basis) and Traffic Systems covenanted to commercialize and sell the Sonem technology. In addition to its equity interest in Traffic Systems, UW Systems was entitled to receive $2,000,000 from the gross profits of Traffic Systems. UW Systems also agreed to assist Traffic Systems in the transition of the Sonem business, by providing limited technical, consulting and financial support.

     Although Traffic Systems agreed under the Sonem Asset Purchase Agreement to assume the warranty obligations of UW Systems for Sonem products already installed, UW Systems was required to advance the costs of such obligations, with repayment to come from the gross profits of Traffic Systems. The Company believes that the costs of such obligations in the future may be substantial, and has agreed, pursuant to a term sheet dated January 31, 2001, that these obligations will be assumed by Traffic Systems in consideration of UW System's transfer of its equity interest in Traffic Systems and the Company's residual interest in the Sonem patents. The Term Sheet is attached as an exhibit to the Company's Form 8-K filed with the SEC on February 16, 2001 (the "Second Sonem 8-K"). On April 30, 2001, UW Systems and Traffic Systems signed a definitive agreement consummating the Term Sheet. The definitive agreement is attached as
Exhibit 10.5 to this SB-2A.

     The foregoing is only a summary of the terms of the Sonem transactions, and by its nature does not contain all of the terms thereof. Investors are directed to Exhibit 2.1 of the Sonem 8-K for the complete Sonem Asset Purchase Agreement, and to Exhibit 2.1 of the Second Sonem 8-K for the complete terms of the Term Sheet.

     For financial reporting purposes, the ultimate disposition of the Sonem business results in it being considered to be a discontinued operation.
Accordingly, all discussions of the Company's continuing operations in this Registration Statement exclude the Sonem business. See also note 5 to the consolidated financial statements.

Acquisition of Ultratech

     Also as part of its strategy to focus on wireless technologies, the Company acquired Ultratech Linear Solutions, Inc., of Burnaby, British Columbia, Canada, in a share purchase transaction that completed on November 16, 2000. The Company reported the acquisition on Form 8-K filed with the SEC on December 4, 2000 (the "Ultratech 8-K") and amended Form 8-K (providing audited financial information) on February 15, 2001. Ultratech is a wireless communications technology designer, developer and marketer specializing in high power linear RF amplifiers. In consideration of the Ultratech shares, the Company paid to the shareholders of Ultratech Cdn.$72,000 ($48,000) on account of shareholder loans, and issued 700,000 shares of the common stock of the Company. The Company had loaned Cdn.$300,000 ($200,000) to Ultratech before closing.

     The foregoing is a summary only of the terms of the Ultratech acquisition, and by its nature does not contain all the terms thereof. Investors are directed to Exhibit 2.1 of the Ultratech 8-K for the complete Share Purchase Agreement.

Disposition of Integration Services Business

     To complement internally developed Sonem technology, the Company had formed wholly-owned UW Integration (and its wholly owned subsidiary Unity Wireless
Integration (S) Pte Ltd.) to pursue alliances, licensing agreements and marketing partnerships in the ITS (intelligent transportation systems) and communications markets. In order to better focus on its new high power linear amplifier business, the Company sold UW Integration to Lyma Sales & Management Corp. ("Lyma"), a British Columbia, Canada company wholly owned by Siavash Vojdani, a former officer and director of the Company, on December 30, 2000. The sale took place pursuant to an Asset Purchase Agreement (the "Integration Asset Purchase Agreement") among UW Integration, the Company and Lyma and dated December 30, 2000, a copy of which is attached as an exhibit to the Company's Form 8-K filed with the SEC on January 16, 2001 (the "Integration 8-K").

     The foregoing is only a summary of the terms of the UW Integration transaction, and by its nature does not contain all of the terms thereof. Investors are directed to Exhibit 2.1 of the Integration 8-K for the complete Integration Asset Purchase Agreement.

Change of Auditor

     Ernst & Young LLP ("E&Y") was dismissed from its position as the certifying accountant of the registrant on December 31, 2000. KPMG LLP ("KPMG") was appointed the new certifying accountant of the registrant on the same day.

     E&Y's report on the financial statement for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the 1998 financial statement, which contained an explanatory paragraph (after the opinion paragraph) that stated the Company's recurring losses from operations raised substantial doubt about its ability to continue as a going concern. The 1998 financial statements did not include any adjustments that might result from the outcome of this uncertainty. The report on the 1999 financial statement did not contain any such explanatory paragraph as to uncertainty.

     The decision to change accountants was approved by the board of directors of the Company pursuant to a consent board resolution dated December 31, 2000. The Company has an audit committee, but the decision to change accountants was not considered by this committee.

     During the Company's fiscal years ended December 31, 1999 and 1998 and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     KPMG was engaged as the new principal accountant of the Company to audit the Company's financial statements. The date of engagement was December 31, 2000. The Company filed a Form 8-K with respect to its change in auditors on January 24, 2001.

Corporate History

     Unity Wireless Corporation was incorporated in the State of Delaware on October 1, 1998, under the name Sonic Systems Corporation. The Company is the successor to M&M International Realty, Inc., a Florida corporation, which effected a reincorporation as a Delaware corporation by merger on December 1, 1998, with the Company as the surviving corporation. Before the merger, the Florida corporation had had no material commercial activity. On December 11, 1998 the Company acquired all of the issued and outstanding stock of UW Systems in exchange for 11,089,368 shares of Company common shares. As a result, the former shareholders of UW Systems owned a majority of the Company's outstanding stock. Therefore, for accounting purposes, UW Systems was deemed to have acquired the Company.

     In connection with the acquisition of UW Systems, the Company formed 568608 B.C. Ltd. ("568608") to act as an acquisition vehicle. As of December 31, 2000, 568608, Ultratech and UW Systems were merged, with UW Systems remaining as the surviving corporation.

     In keeping with its decision to focus on wireless technologies, the Company changed its name to Unity Wireless Corporation by filing Articles of Amendment with the State of Delaware Secretary of State that became effective on July 20, 2000. The Company began using the new name as a "dba" in March, 2000.

     The Company's fiscal year end is December 31.


Principal Products & Services

     The  Company   currently   has  a  line  of   UniLinx(TM)   wireless   data
communications devices that are being offered commercially.

High Power Linear RF Amplifiers

     High power linear RF amplifiers allow radio frequency signals to be amplified and broadcast in a given area with minimal distortion. RF signals carry voice and data information used in wireless transmissions such as those used for cell phones and wireless Internet access.

     "Linearity" of the signal (the lack of distortion) becomes more important as the amount of data transported and the density of adjacent channels in a cell increases.

     The following table identifies currently marketed UltraTech products:

PRODUCT:            DESCRIPTION:                      FREQUENCY RANGE:
--------            ------------                      ----------------
Black Bear          4 Channel, 25 Watt Amplifier      1840-1870 MHz

Dolphin             2 Channel, 12 Watt Amplifier      1840-1870 MHz

Otter               4 Channel, 30 Watt Amplifier      1840-1870 MHz

Cougar              W-CDMA, 15 Watt Amplifier         2110-2170 MHz

Manx                10 Watt Amplifier                 1930-1990 MHz

Buffalo             4 Channel, 30 Watt Amplifier      1840-1870 MHz


     Wireless   communications   infrastructure   is  the   quickest   and  most
cost-effective method of providing both fixed and mobile voice, Internet and data network communications. The global market is being driven by several economic and other factors as it goes wireless:

a. Consumers and businesses worldwide are driving up penetration rates and therefore increasing the demands for voice, Internet and data wireless communication networks.

b.   Affordable  telecommunication   infrastructure  is  becoming  necessary  in
     developing countries and the construction of wireless local loops is the quickest and most cost-effective solution.

c. Telecommunication service providers are starting to incorporate and bundle wireless technology into their suite of offerings.

d. Applications such as video demand higher bandwidth to support higher data rates.

e. The move to one or a small number of global standards for 3G wireless will cause most current infrastructure to be upgraded or replaced.

     The Company expects that factors such as these will continue to drive the global demand for wireless technologies for the foreseeable future. As consumer usage of wireless applications increases, the demand for more system capacity and greater system coverage also increases, thus creating an increased demand for amplifiers. Industry analysts estimate that the wireless telecommunications networks and technologies market will grow to $135 billion by 2004, and that the total global market sales of RF power amplifiers to support such growth will increase from $1.1 billion in 1999 to $3.5 billion by 2003.

     Network service providers typically source their network equipment from companies known as system integrators, which in turn source their system components from a variety of subcontractors and component suppliers. Typically they use representative agents to source and present to them suppliers of network sub components such as amplifiers. The amplifier supplier that has experienced sales and agent representation, combined with the required technical and operational capability will have the market advantage. The Company currently has strong agent representation in Asia and plans to develop a broader network of agents in the coming year, as well as building its direct sales and marketing capabilities.

     The wireless  telecommunications industry consists of four primary sectors:
(1) wireless system integrators or infrastructure providers; (2) handset and end user terminal devices; (3) accessory items, including towers, cable, connectors etc.; and (4) the amplifying equipment sector. The Company's UltraTech products compete in the amplifying equipment sector.

     Several trends have affected the supply and demand for high power linear amplifiers in the global market. As recently as a few years ago, the global market was small and dominated by only two or three players. With the explosion in the growth of wireless technologies in the past five years, however, the smaller companies that supplied amplifiers to niche markets grew very quickly into large companies with very large overheads to sustain.

     While the high growth rates these companies have enjoyed over the past five years have allowed them to flourish financially, they have also made it more difficult for them to deal with the rapid pace of change in the second tier amplifier market. Management believes these changes in the marketplace create additional opportunities for the Company to provide quality products for specialty applications.

     The large, conventional amplifier suppliers will continue to deliver approximately 80% of the market, but a great opportunity exists for smaller and better-focused amplifier businesses to supply the non-captive or specialized markets that it is expected will prevail for many years to come.

Product Research & Development

     The Company has recently augmented its research and development capabilities in the area of its Ultratech High Power Linear Amplifiers, with the addition of RF design engineers and the leasing of additional test and measurement equipment. The Company has and will continue to devote a large portion of its research and development resources towards next generation products, using leading edge design techniques and other progressive technologies.

     The Company spent $ 880,818 on research and development in 2000 and $ 502,643 in 1999 (includes stock based compensation of $ 238,655 in 2000 and $nil in 1999).

Sales & Marketing

     The Company plans to build strategic alliances and partnerships to create a network of distributors and original equipment manufacturers to extend the Company's position in the wireless communications market.

     The Company sells its high power linear RF amplifiers primarily through sales agent channels and on-site visits with its customers. The majority of UltraTech amplifier sales to date have been in South Korea through one agent. The agent is under contract with the Company for sales commissions, and has been granted a significant number of options (vesting over three years) in the Company's stock as a longer-term incentive.

     The Company intends to expand its marketing efforts to include North America and Europe. Initial sales have already been made in North America and appearances will be made at industry trade shows in order to get the Company name and brand in front of the wireless network infrastructure market.

     An experienced vice-president of Marketing has been hired for the UltraTech products, joining the vice-president of Sales, and marketing activities have begun. Short term marketing efforts will focus on two areas to expand sales: direct sales and channel development. Direct sales activities will target the large "tier one" suppliers of base transceiver station (BTS) equipment. The Company's positioning will be built around its ability to quickly turn out specialty product to high standards, with the several thousand installed units in Korea providing needed credibility for technical and manufacturing capabilities,

     Channel development activities will focus on sales representatives following closely the model already working in Korea, that is, to contract with agents who are currently representing manufacturers of complementary products, selling to system integrators of cellular, PCS and related wireless transceiver equipment.

     A third, longer-term component of the Company's marketing strategy for the UltraTech RF amplifier products is to align with developers of new technologies in the RF marketplace to keep current with technical advances and position as key supplier to the innovators. Several organizations with exciting technologies have been identified and/or are being worked with currently.


Manufacturing & Suppliers

     The Company subcontracts its digital electronics manufacturing to qualified companies with a history of quality assurance. This minimizes the need for capital expenditures related to electronics manufacturing facilities, minimizes staff and uses specialists in each stage of manufacturing. All enclosure metalwork and painting is also subcontracted. Alternate contract manufacturers are available, should any of its existing contract manufacturers cease providing services to the Company. RF circuitry is assembled and tested in-house, as is all final assembly, integration, configuration, tuning and final testing.

     The principal raw materials used in the production of the Company's products are mostly standard electronic, plastic and hardware components. The Company has, from time to time, experienced difficulties in obtaining raw materials and reduces supply risk by using alternate suppliers.

Competition

     Two sizes and types of players characterize the RF amplifier business: (1) large-scale manufacturers with anywhere from $100,000,000 to $500,000,000 in annual sales, specializing in large volume production runs and mainstream type products; and (2) smaller companies with anywhere from $1,000,000 to $30,000,000 in annual sales, specializing in custom order markets. The large and dominant RF amplifier companies are Powerwave Technologies Inc. ("Powerwave"), Spectrian Inc. ("Spectrian"), and Microwave Power Devices Inc. ("MPD"). MPD was recently purchased by Ericsson. The dominant smaller companies are Amplidyne Inc. ("Amplidyne"), Stealth Microwave Inc. ("Stealth") and AML Communications ("AML").

     Powerwave, located in Irvine, California, is an independent supplier of RF high performance amplifiers that it designs and manufacturers for the multi-carrier ultra-linear high power RF amplifier market. These types of amplifiers are key components in wireless communications networks such as Cellular and PCS (Personal Communications Services). Powerwave is also the leading supplier of RF amplifiers for the Land Mobile Radio ("LMR") market. More than 50% of Powerwave's $500,000,000+ annual revenue comes from Nortel Networks.

     Spectrian, located in Sunnyvale, California, is also a leading supplier of ultra-linear high power RF amplifiers to wireless communications infrastructure manufacturers and service providers worldwide. Spectrian designs and manufactures power amplifiers for use in microcell and macrocell base stations for cellular, PCS and wireless local loop.

     MPD, located in Hauppauge, New York, designs, manufactures, and sells linear power amplifiers, and related subsystems to the worldwide wireless telecommunications market. These single and multi channel amplifiers, which are an essential component in wireless base stations, increase the power of the radio frequency and microwave signals with low distortion. In addition, MPD also designs amplifiers for the satellite communications market and medical applications. As Powerwave is linked to Nortel Networks, it is assumed that MPD will likely be the prime supplier of amplifiers to Ericsson's network products.

     Amplidyne, located in Somerset, New Jersey, designs, manufactures and sells ultra-linear power amplifiers and related subsystems to the worldwide wireless telecommunications market. These single and multi-carrier linear power amplifiers, which are key components in cellular and PCS base stations, utilize a patented pre-distortion technique.

     Stealth, located in Trenton, New Jersey, designs and manufactures single channel amplifiers for the cellular market and is trying to penetrate the PCS bands with newer technology.

     ADL, located in Camarillo, California, designs and manufactures high power linear amplifiers for cellular, PCS and satellite markets. ADL also is involved in the design and manufacture of low noise amplifiers.

Intellectual Property

Trade Marks

     The Company registered the trade marks "We Hear the Future Now(R)," "Sonic Solution(R)," and "Sonic Systems Corporation(R)" with the Canadian Intellectual Property Office in 1997. The Company has also been using the unregistered trade mark "SONEM 2000(TM)" since 1997, but did not register it at the time due to resource constraints. As a result of the sale of its Sonem division, the Company does not intend to formally register this trade mark. The Company is also using the unregistered trade mark "Unity Wireless(TM)". The Company intends to register this mark in the U.S., Canada and, possibly, other countries.

     The Company's Sonem business was sold on October 6, 2000, to Traffic Systems LLC ("Traffic Systems"), an Arizona limited liability corporation owned 37% by UW Systems and 63% by one of the Sonem contractors of UW Systems. The sale took place pursuant to an Asset Purchase Agreement (the " Sonem Asset Purchase Agreement"). The US and Canadian siren detector patents and trade marks related to the Sonem business of the Company, except for the trade mark Sonic Solution(R), were licensed on an exclusive basis to Traffic Systems under the

     Sonem  Asset  Purchase  Agreement.  All  rights  to the  trade  mark  Sonic
Solution(R) were sold to Traffic Systems under the Sonem Asset Purchase Agreement. See "Recent Developments -- Sale of Sonem Business."

Patents

     The Company does not have any patents with respect to its Ultratech technology. The Company has an immaterial residual interest in several patents associated with the Sonem technology, substantially all of which it has agreed to transfer to Traffic Systems under the Term Sheet. See "Recent Developments -- Sale of Sonem Business."

Service & Product Warranty

     The Company offered a standard warranty on its Sonem products covering parts and labor for a fixed period, either 1 year, 2 years or 5 years, depending on the product and application. The Company's warranty obligations for its Sonem products were assumed by Traffic Systems under the Sonem Asset Purchase Agreement. See "Recent Developments -- Sale of Sonem Business."

     The Company offers a standard warranty of one year on parts and labor from date of shipment on its Ultratech amplifiers. In some cases, a warranty period of two years may be negotiated. For instance, the sale of Ultratech amplifiers into Korea to date typically have a two year warranty.

     The Company will repair units under warranty at its cost and return freight prepaid back to the customer. A repaired unit will be warranted for the remainder of the original warranty period or for one year from the repair date, whichever is longer.

     The Company's warranties specifically exclude all liabilities for "special, incidental, direct, indirect, or consequential damages or expenses whatsoever" arising from the functioning or use, or inability to use, the warranted products. The warranties are void if the product has been improperly installed, subjected to abuse or negligence, or tampered with. State and other laws may limit the Company's ability to limit its liability or exclude certain types of damages.

Government Regulation

     UltraTech RF power amplifiers are sold as components which form part of larger systems, which are tested for FCC compliance at the system level, by the manufacturer or integrator of the system equipment. The Company does not test its amplifier products for compliance at the component level.

Management & Employees

     The Company's senior management team has proven experience in exploiting technologies in emerging markets and the Company's technical team is proficient in wireless technologies. Employees and management have a commitment to help create and, in turn, share in the success potential of the Company. Currently each holds stock and/or options with future vesting dates to encourage continued commitment and focus for several years. As of September 4, 2001, the Company had 36 full-time employees and 11 contract or part-time employees. The employees are not represented by a collective bargaining agreement and the Company considers its relationship with its employees to be good.

Reports to Security Holders

     The Company is a reporting company under the Exchange Act. It files an annual report (10-KSB) and quarterly statements (10-QSB) with the SEC. It must also file other reports, such as Form 8-K, as applicable. In addition, the Company files a proxy statement for its annual shareholders meeting (and, if applicable, any special meetings).

     The public may read and copy any materials filed by the Company with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Company is an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is
http://www.sec.gov. The Internet address of the Company is http://www.unitywireless.com.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion of the financial condition, changes in financial condition, and results of operations of Unity Wireless Corporation (the
"Company") should be read in conjunction with the Company's most recent financial statements and notes appearing elsewhere in this Form SB-2 and in the SB-2A filed May 3, 2001; the 8-K's filed January 9, 2001, January 16, 2001 and February 16, 2001 (see Item 6. Exhibits and Reports on Form 8-K); the 10-KSB for Dec. 31, 2000 filed on April 2, 2001, and the 10-QSB's for March 31, 2001 and June 30, 2001, filed on May 10 and August 14, 2001 respectively.

OVERVIEW

     The Company is in the business of designing, developing and manufacturing high power linear RF amplifiers and specialized communications products that use traditional wireless channels. Prior to the introduction of its RF communications products, the Company had designed, manufactured, and sold an acoustic-based traffic signal preemption system under the trade name "Sonem". The Sonem product accounted for all revenues earned in the fiscal years ended December 31, 1998 and 1999, and the quarter ending March 31, 2000. In view of the Company's strategic repositioning toward RF wireless products during 2000, the Company, through its subsidiary Unity Wireless Systems Corporation, sold its Sonem business to Traffic Systems, L.L.C. on October 6, 2000. Accordingly, revenue from acoustic products ended in the third quarter of 2000. This business has been accounted for as a discontinued operation in the company's consolidated financial statements.

     The Company agreed, pursuant to a term sheet dated January 31, 2001, that warranty obligations of its subsidiary Unity Wireless Systems Corporation ("UW Systems") for Sonem products already installed will be assumed by Traffic Systems, L.L.C. ("Traffic Systems"), the purchaser of the Company's Sonem business, in consideration of UW System's transfer of its equity interest in Traffic Systems and the Company's residual interest in the Sonem patents. The term sheet is attached as an exhibit to the Company's Form 8-K filed with the SEC on February 16, 2001. On April 30, 2001 UW Systems and Traffic Systems entered into a definitive agreement consummating the term sheet. The definitive agreement is attached as an exhibit to the Company's SB-2A which was filed on May 3, 2001.

     Also in late 1999, the Company increased its marketing efforts in Asia, resulting in a contract in the first quarter of 2000 with the Transportation Management Systems division of Orbital Sciences ("Orbital"). Under the Orbital contract, UW Integration, through its wholly owned subsidiary, UW Singapore, provided systems integration support, warranty and maintenance services for the Automatic Vehicle Management System ("AVMS") to be delivered by Orbital and Sanyo Trading Company to Singapore Bus Services Ltd. Revenue from this contract started in the quarter ended June 30, 2000, and continued for the rest of the year. As the Company continued to refocus upon RF communication products, the Orbital contract was assigned to Lyma Sales & Management Corp. on December 30, 2000, and therefore the Company has no further interest in any revenue resulting from the contract.

     In 1999 and 2000, the Company designed a specialized RF communication product with the trade mark "UniLinx", which it introduced commercially in the later part of 2000. This wireless IP (Internet Protocol) gateway was deployed in the traffic control market and the remote POS market during 2000. Sales from UniLinx commenced in the quarter ended June 30, 2000 and continued for the rest of the year and into the first quarter of 2001. In order to focus solely on the RF communication products, the Company sold the UniLinx business and assets on June 12, 2001 to Horton Automation Inc. ("Horton") for Cdn $150,000 , which is payable on a percentage of unit sales by Horton. Consequently, revenue from the Unilinx business ended in second quarter on 2001.

     On November 16, 2000 the Company acquired Ultratech Linear Solutions Inc. ("Ultratech"), a designer, developer and manufacturer of linear power amplifiers for the wireless network infrastructure industry. Its operations have been consolidated from the date of acquisition. The revenues from sales of Ultratech amplifiers from its inception on April 22, 1999 to December 31, 2000 were approximately $3,200,000. The Company received revenue from the sale of RF power amplifiers starting in the quarter ended December 31, 2000. Management expects that the Ultratech acquisition will have a significant positive impact on Company revenues in the current year and beyond.

     The Company has incurred net losses since it became active in July 1995. Losses resulted from low sales of the Company's Sonem traffic signal preemption system, combined with startup manufacturing activity and engineering and research and development costs relating to product improvement and new technologies.

     Losses continued into 2000 as the Company's revenue from Sonem sales, and the later revenue from UniLinx and the Orbital contract, did not exceed expenditures for research and development, marketing, and general and administrative activities. In the first half of 2000 the Company became a registrant with the SEC, requiring additional expenditures on legal and accounting services. Also, up to the time of the sale of the Sonem product, the Company made further development expenditures on this product to improve performance and to reduce unit costs. Marketing and additional development costs were also incurred on the UniLinx product.

     With the completion of the Ultratech purchase, the discontinuance of the contract services (Singapore) business segment, the ending of active participation in the Sonem product, the sale of the Unilinx business, the has Company restructured its operations and staff complement to adjust for the needs of higher manufacturing volumes and development activities for its RF power amplifier products. The Company has also reviewed other costs and eliminated expenditures not directly required to implement its RF wireless focus. Given the effectiveness of Ultratech's existing distribution channels and the potential for increased amplifier sales as the Company introduces these products in U.S., European, and additional Asian markets, management believes that losses from operations will diminish and be eliminated as the Company advances its business plan into the current year and beyond.

Results of Operations

(All amounts are in US dollars unless otherwise stated)

     As mentioned in Note 5 of the Notes to Consolidated Statements and in the Overview Section of Management's Discussion and Analysis or Plan of Operation above, the Company operations in 2001 related mainly to the designing, developing and marketing of high power linear RF amplifiers after the discontinuance of the Sonem, Unilinx and UW Integration operations.

     Due to this restructuring of operations, there are no comparative numbers and analysis for the periods, 3 months ended June 30, 2000 and 6 months ended June 30, 2000.

3 Months Ended June 30, 2001

     Net Sales in the second quarter of 2001 from sales of RF amplifiers were $570,559.

     Cost of goods sold in the second quarter of 2001 amounted to $336,802. The gross margin of $233,757 or 41% of Net Sales reflects lower commissions paid to distributors due to a lower volume of sales operation. Stock compensation expense from the variable plan stock options was nil in the second quarter of 2001.

     Research and development expenses in the second quarter of 2001 were $218,304. This amount was primarily due to the focus on R&D activities in the second quarter of 2001 comprising the hiring of senior level engineering positions and the development of additional RF amplifier products. Stock compensation expense from the variable plan stock options was $58,621 in the second quarter of 2001.

     Sales and marketing expenses in the second quarter of 2001 amounted $139,987. The costs were primarily attributable to the restructuring of sales and marketing staff to eliminate UniLinx marketing staff and an increase in the level of sales and marketing support for RF amplifier products, which included hiring senior level marketing and sales positions, revamping corporate promotional material and attendance at various industry trade shows. Stock compensation expense from the variable plan stock options was $36,870 in the second quarter of 2001 .

     Exchange gain in the second quarter of 2001 was $20,320 due to fluctuations in the currency exchange rate between the U.S. and Canada. The Company's revenues are received mostly in U.S. dollars, while the majority of expenses are incurred in Canadian dollars.

     General and administrative expenses in the second quarter of 2001 were $661,840. Expenses occurred due to non-recurring legal and regulatory related costs associated with restructuring the operations of the Company in 2001 as well as increased investor relations and corporate finance activities. Stock compensation expense from the variable plan stock options was $218,678 in the second quarter of 2001.

     Interest income in the second quarter of 2001 generated $6,069. This amount results primarily from interest earned from term deposits.

     Net gain from discontinued operations amounted to $217,966. A loss of $165,125 is attributable to sale of the Unilinx business on May 1, 2001 and a gain of $383,091 resulted on the sale of the Sonem business from a reduction of the warranty accrual for the Sonem product due to the replacement of previously installed Sonem systems and the sale of the remaining interest in the Sonem

6 Months Ended June 30, 2001

     Net Sales in the first 6 months of 2001 amounted to $1,963,506 from the sales of RF amplifiers.

     Cost of goods sold in the first 6 months of 2001 was $1,382,802 . The gross margin amounted to $580,704 or 30% of Net Sales.

     Research and development expenses in the first 6 months of 2001 were $312,883. These expenses are primarily due to the hiring of senior level engineering positions and the development of additional amplifier products. Stock compensation expense from the variable plan stock options was $33,985 in the first 6 months of 2001 .

     Sales and marketing expenses in the first 6 months of 2001 amounted to $180,672. The costs were primarily attributable to the restructuring of sales and marketing staff to eliminate the UniLinx marketing staff and ramp up in the level of sales and marketing support for amplifier products, which included hiring senior level marketing and sales positions, revamping corporate promotional material and attendance at various industry trade shows. Stock compensation expense from the variable plan stock options was $25,897 in the first 6 months of 2001.

     Exchange gain in the first 6 months of 2001 was $75,318 due to fluctuations in the currency exchange rate between the U.S. and Canada. The Company's revenues are received mostly in U.S. dollars, while the majority of expenses are incurred in Canadian dollars.

     General and administrative expenses in the first 6 months of 2001 were $835,350. Non-recurring legal and regulatory related expenses associated with restructuring the operations of the Company in 2001 as well as increased investor relations and corporate finance activities were incurred. Stock compensation expense from the variable plan stock options was $165,183 in the first 6 months of 2001 .

     Interest income in the first 6 months of 2001 generated $34,639. This amount results primarily from interest earned term deposits

     Net gain from discontinued operations amounted to $267,504. A loss of $165,125 is attributable to sale of the Unilinx business on May 1, 2001 and a gain of $432,629 resulted on the sale of the Sonem business from a reduction of the warranty accrual for the Sonem product due to the replacement of previously installed Sonem systems and the sale of the remaining interest in the Sonem

Years Ended December 31, 2000 and 1999

     Net Sales in fiscal 2000 totalled $474,003 from the sales of RF amplifiers between November 16 and December 31, 2000.

     Cost of goods sold in fiscal 2000 was $364,423 from sales of RF amplifiers. The gross margin for RF amplifiers was positive, which reflected the Company's acquisition of a going concern business.

     Sales and marketing expenses in fiscal 2000 of $10,745 were incurred in the Ultratech power amplifier business between acquisition of the business on November 16, 2000 and the end of the fiscal year

     Exchange loss (gain) decreased by $93,357 to ($3,036) from ($96,393) in 1999 due to fluctuations in the currency exchange rate between the U.S. and Canada. The Company's revenues are received mostly in U.S. dollars, while the majority of expenses are incurred in Canadian dollars.

     General and administrative expenses in fiscal 2000 increased by 357%, or $1,524,978 to $1,952,469 from $427,491 in 1999. The increase is due primarily to $334,902 in additional salary and consulting costs, $118,096 in additional accounting and legal expenses due to the costs of becoming a reporting issuer, increases of $107,160 in investor relations expenses, and $45,861 in staff placement fees. $354,426 of the increase was attributable to stock compensation expense resulting from the granting of stock options and warrants.

     Loss from discontinued operations in fiscal 2000 increased to $3,479,424 from $1,660,004 in 1999. This loss was incurred in connection with the disposal of the Sonem, Unilinx and of UW Integration operations.


Liquidity and Capital Resources

     Since its inception, the Company has been dependent on equity capital as its primary source of funding. Prior to December 31, 2000, sales of the Company's Sonem traffic signal priority product, and sales of its UniLinx product, has provided insufficient cash flow to sustain operations. The Company had an accumulated deficit at June 30, 2001 of $11,237,439. During the first 6 months ended June 30, 2001 the Company focused entirely on the wireless product segment, primarily its amplifier products, and incurred a net loss, after stock-based compensation expense, of $505,164 (2000 - loss of $1,727,466). The Company also used cash from operations of $644,830 (2000 - $954,493 in cash used). Operations to date have been primarily financed by equity.

     The financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions. The Company's future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that the Company will be successful. If it is not, the Company will be required to reduce operations or liquidate assets. The Company will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements. The auditors' report on the December 31, 2000 consolidated financial statements includes an explanatory paragraph that states that as the Company has suffered recurring losses from operations, substantial doubt exists about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

     During the first 6 months of 2001, the Company's cash position decreased by $553,394 to $1,448,690 on June 30, 2001 from $2,002,084 on December 31, 2000.
The $644,838 used by operations was comprised of a net loss $505,164, and non-cash charges including $48,783 in depreciation and $92,700 in goodwill amortization. Stock-based compensation expense was $225,415 during the first 6 months. Other significant non-cash working capital changes included accounts receivable, which decreased by $68,716 primarily due to collections. Ongoing operations during the first 6 months resulted in an inventory decrease of $182,741 and a decrease in accounts payable and accrued liabilities of $287,541. The product warranty accrual decreased by $471,700 as the Company contributed to the replacement of previously installed Sonem systems.

     The Company's investing activities during the first 6 months of 2001 amounted to $46,528, which was mainly attributable to increased purchases of computing hardware and software.

     Financing activities during the first 6 months included a repayment in the Cobratech loan receivable of $118,824 and the bank overdraft decreased by $34,872 due to a lower level of cheques outstanding at June 30, 2001 than at December 31, 2000. The operating loan was replaced in April, 2001 by a US $66,072 (Cdn $125,000) operating line of credit from HSBC Bank Canada, at an interest rate of HSBC prime, and secured by an $80,000 guaranteed investment certificate.

     Other than operating loan commitments, the Company has no material commitments, including capital commitments, outstanding at June 30, 2001.


Inflation

     The Company does not believe that inflation has had a significant impact on its consolidated results of operations or financial condition. However, the Company has recently experienced some significant price increases for certain components that are used in the wireless industry.


                             DESCRIPTION OF PROPERTY

     The Company currently leases 11,425 square feet of office, research and development, and production space on a triple net basis at 7438 Fraser Park Drive, Burnaby, British Columbia, Canada. The lease has a five-year term expiring on August 31, 2005, with an option to renew for an additional three-year term. Minimum basic rental rates are as follows:

     (a)  years 1 and 2 - Cdn$10.00 per square foot per annum;

     (b)  year 3 - Cdn$10.25 per square foot per annum; and

     (c)  years 4 and 5 - Cdn$10.50 per square foot per annum.

     The Company's head office is located at 31635 36th Avenue S.W., Federal Way, WA.

     The Company does not currently maintain any investments in real estate, real estate mortgages or persons primarily engaged in real estate activities, nor does it expect to do so in the foreseeable future.


               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation has a loan receivable from Cobratech Industries Inc. ("Cobratech"), a company with two common directors, in the principal amount of $200,000. Interest is payable to the Corporation at 1% per month, calculated monthly not in advance. The loan is secured by a general security agreement which includes all of the personal and real property of Cobratech. The loan is repayable upon demand. Cobratech repaid the Corporation $100,000 on January 10, 2001, and has agreed to repay the balance later in 2001.

     There are no other material related transactions or related contracts with a value of over $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded on the over-the-counter or "Bulletin Board" market under the symbol "UTYW." Between February 6, 1999 and August 17, 2000, the common stock traded under the symbol "ZSON." Before February 6, 1999, the common stock traded under the symbol "MMIM." The following comprises the high and low bid prices for the Company's common stock as of the end of each period indicated since March 31, 1999 (the stock was not "publicly traded" before December 31, 1998), unless otherwise indicated:

                                               High                                 Low
Period                                         Bid                                  Bid
------                                         ---                                  ---
January 1 - March 31 1999..............        3.3125                              0.0000
April 1 - June 30 1999.................        3.0000                              0.8750
July 1 - September 30 1999.............        1.0625                              0.4375
October 1 - December 31 1999...........        1.1875                              0.3750
January 1 - February 9 2000............        1.27                                0.89
February 10 - April 27 2000*...........        6.25 (No Bid/Ask - High Trade)      0.9000 (No Bid/Ask - Low Trade)
April 28 - June 30 2000................        4.50                                1.0625
July 1 - September 30 2000.............        1.90                                1.16
October 1 - December 31 2000...........        1.53                                0.37
January 1 - March 31 2001..............        0.68                                0.26
April 1 - June 30, 2001                        0.48                                0.19

Source: Nasdaq Trading & Marketing Services
--------------------------------------------------------------------------------

* The common shares of the corporation were traded on the National Quotation Bureau "Pink Sheets" from February 10, 2000 until April 27, 2000 and therefore high and low bid information is not available during this period.

     Over-the-counter  market  quotations  reflect  inter-dealer  prices without
retail  mark-up,  mark  down  or  commission,   and  may  not  represent  actual
transactions.

     As of September 4, 2001 there were approximately 175 holders of record of the Company's common stock. The Company has never declared a cash dividend on its common stock.


                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation earned by all persons serving as the Chief Executive Officer of the Company during the fiscal year ended December 31, 2000. No officer of the Company or its subsidiaries earned greater than $100,000 in total salary and bonus during 2000, the most recently completed fiscal year of the Company.

Summary Compensation Table

                                                                  Restricted       Securities
Name and Position                       Year         Salary       Stock            Underlying
                                                                  Awards($)        Options(#)

                                        Annual Compensation ($)      Long Term Compensation
                                        -----------------------      ----------------------
John Robertson                          2000(1)      10,300            0            275,000(2)
Mark Godsy                              2000(3)      0            72,000            200,000(4)
William Brogdon                         1999         38,756            0                  0
William Brogdon                         1998         64,167       61,480(5)         200,000
-----------

NOTES:
(1) Mr. Robertson, the current Chief Executive Officer of the Company, served as Chief Executive Officer during the period November 17 - December 31, 2000.
(2) Mr. Robertson received 200,000 options in December 2000 as partial compensation for serving as Chief Executive Officer of the Company. He also received 75,000 options in December 2000 as compensation for serving as a director of the Company.
(3) Mr. Godsy served as Chief Executive Officer of the Company during the period February 22 - November 17, 2000. At the end of this period, Mr. Godsy was paid accrued wages in restricted stock (171,428 shares) equivalent to $72,000 on the date of issue.
(4) Mr. Godsy received 200,000 options in December 2000 as compensation for serving as the Chairman of the Board of the Company.
(5) Mr. Brogdon served as Chief Executive Officer of UW Systems from February 1, 1998 and the Company from December, 1998. Both appointments concluded on February 22, 2000.


     At the end of 2000 the named executive officers held restricted stock of the Company as follows. The value of these holdings is calculated at 50 cents, which was the price of the Company's stock on December 31, 2000.

                        Restricted shares held   Value of restricted shares held
                        ----------------------   -------------------------------
    John Robertson             203,315                      $101,658
    Mark Godsy               2,178,261                    $1,089,131
    William Brogdon            550,000                      $275,000


As of December 31, 2000, Mark Godsy also owned 215,151 unrestricted shares for a total of 2,393,412.

OPTION GRANTS IN 2000

Option/SAR Grants Table

Option/SAR Grants in Last Fiscal Year
Individual Grants
(a)               (b)                       (c)                     (d)                (e)              (f)
                                            % of Total
                  Number of Securities      Options/SARs Granted                       Market price on
                  Underlying Options/SARs   to Employees in Fiscal  Exercise or Base   date of grant
Name              Granted (#)               Year*                   Price ($/Sh)       ($/sh)           Expiration Date
----              -----------------------   ----------------------  ----------------   ---------------- ---------------
CEO
John Robertson**        200,000                    6.1                   0.38               0.38         December 31, 2005
John Robertson           75,000                    2.3                   0.38               0.50         December 31, 2005
Mark Godsy***           200,000                    6.1                   0.38               0.38         December 31, 2005

* The denominator (of 3,300,000) was arrived at by calculating the total number of new options awarded during the year, and adjusting this number downward for those awards during the year that were later reduced due to repricing.

** John Robertson received 200,000 options at $1.00 (one-half fully vested and one-half time-based) on December 22, 2000. Mr. Robertson renounced these options in return for 200,000 options (one-half fully vested and one-half time-based) with an exercise price of $0.38 granted on December 27, 2000 (first vesting date December 31, 2000). He received an additional 75,000 with an exercise price of $0.38 options on December 31, 2000.

*** Mark Godsy received 500,000 options at $2.06 (one-half fully vested and one-half time-based) on February 22, 2000. He also received 50,000 time-based options in December 1999. Mr. Godsy renounced all these options in return for 200,000 time-based options with an exercise price of $0.38 granted on December 27, 2000 (first vesting date December 31, 2000).


FISCAL YEAR-END OPTION VALUE

     The following table presents the value of unexercised options held as of December 31, 2000 by each of the named executive officers appearing in the Summary Compensation Table in this section. None of these named executive officers exercised any of their options in 2000. Mr. Brogdon held no options as of December 31, 2000.

Aggregate Option Exercises in Last Fiscal Year and FY-End Option Values
-----------------------------------------------------------------------

                                                 Number of Securities       Value of Unexercised
                                                Underlying Unexercised       In-the-Money Options
                                                  Options at FY-End (#)         at FY-End ($)
                 Shares Acquired     Value
Name               on Exercise      Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
----               -----------      --------    -------------------------   -------------------------
John Robertson          0             $0          114,583 / 160,417           $ 13,750  / $ 19,250
Mark Godsy              0             $0           16,667 / 183,333           $  2,000 /  $ 22,000

Compensation of Directors

     The directors of the Company do not receive salaries or fees for serving as directors of the Company, nor do they receive any compensation for attending meetings of the Board of Directors or serving on committees of the Board of Directors. The Company may, however, determine to compensate its directors in the future. Directors are entitled to reimbursement of expenses incurred in attending meetings. In addition, the directors of the Company are entitled to participate in the Company's stock option plan. The Company has adopted a policy whereby members of the Board of Directors receive initial grants of options upon appointment or upon adoption of the policy, as follows:

         Chairman                           200,000 options
         Director (other than Chairman)      75,000 options
         Compensation Committee               5,000 options
         Audit Committee                      5,000 options
         Options Committee                    2,500 options


Employment Agreements

     There are no employment agreements between the Company or any of its subsidiaries with William Brogdon or Mark Godsy. The Company had an employment agreement with John Robertson, dated November 16, 2000, which was replaced with a consulting agreement of indefinite term on February 1, 2001. The consulting agreement may be terminated on three months' notice. Pursuant to the employment agreement, Mr. Robertson was entitled to a salary of Cdn. $9,000 per month, reviewable annually, with such increases as the Company deems appropriate. Under the consulting agreement, Mr. Robertson is entitled to fees of Cdn. $10,833.33 per month. Mr. Robertson is also entitled to options to purchase up to 375,000 shares of the common stock of the Company, to benefits as are ordinarily made available to employees of the Company, and to the reimbursement of reasonable job-related expenses.

Repricing of Options

     On December 22, 2000 the Board of Directors approved the Stock Option Grant Policy (see Exhibit 10.7 to the Company's report on Form 10-KSB filed April 2,
2001). This policy was implemented on December 27, 2000. See notes to the table "Option/SAR Grants in Last Fiscal Year" for the impact of this policy on options held by John Robertson and Mark Godsy. H. William Brogdon was not affected by this policy as he no longer holds options in the Company's common stock.

Financial Statements - Quarter ending June 30, 2001

                           UNITY WIRELESS CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                           (expressed in U.S. dollars)

                                                                                      June 30        December31
                                                                                        2001             2000
----------------------------------------------------------------------------------------------------------------
                                                                                    (unaudited)       (Note 1)
                                                                                     $                $
ASSETS
Current assets
Cash and cash equivalents                                                             1,448,690       2,002,084
Restricted cash (note 3)                                                                 80,000         100,000
Accounts receivable (less allowance for doubtful accounts
   of $22,799 in 2001 and $4,245 in 2000)                                               163,875         232,591
Loan receivable                                                                          85,610         204,434
Government grant receivable                                                                 172          13,905
Inventory (note 2)                                                                      280,671         463,412
Prepaid expenses                                                                         33,830          14,309
Other receivable                                                                         30,750          61,500
----------------------------------------------------------------------------------------------------------------
                                                                                      2,123,598       3,092,235

Equipment, net                                                                          248,651         221,651
Goodwill                                                                                834,295         926,995
----------------------------------------------------------------------------------------------------------------
                                                                                      3,206,544       4,240,881
----------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Bank indebtedness (note 3)                                                              241,939         276,811
Accounts payable and accrued liabilities (note 4)                                       441,266         728,807
Loans payable                                                                            74,451          42,312
Product warranty                                                                        151,797         623,497
----------------------------------------------------------------------------------------------------------------
                                                                                        909,453       1,671,427

Loans payable                                                                                 0         115,781
----------------------------------------------------------------------------------------------------------------
Total liabilities                                                                       909,453       1,787,208
----------------------------------------------------------------------------------------------------------------
Stockholders' Equity
 Common stock, $0.001 par value 100,000,000 authorized,
    25,768,153 (2000 - 25,743,153) issued and outstanding                                25,768          25,743
 Additional paid-in capital                                                          13,393,508      13,251,498
 Deferred stock compensation                                                                  0         (89,719)
 Accumulated deficit                                                                (11,237,439)    (10,732,275)
 Other accumulated comprehensive gain (loss)                                            115,254          (1,574)
----------------------------------------------------------------------------------------------------------------
                                                                                      2,297,091       2,453,673
----------------------------------------------------------------------------------------------------------------
                                                                                      3,206,544       4,240,881
----------------------------------------------------------------------------------------------------------------

Commitments and contingent liabilities (note 10)

See accompanying notes to consolidated financial statements

                                       UNITY WIRELESS CORPORATION

                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                    AND COMPREHENSIVE INCOME (LOSS)
                                      (expressed in U.S. dollars)

                                              (Unaudited)

                                                    Three months ended June 30         Six months ended June 30
                                                      2001              2000           2001                2000
                                                    --------          --------       --------             ------
Net sales                                           570,559                0          1,963,506               0
Cost of goods sold (6 months data includes
  stock-based compensation (recovery) expense
  ($350) in 2001 and $ nil in 2000)                 336,802                0          1,382,802               0
---------------------------------------------------------------------------------------------------------------
                                                    233,757                0            580,704               0
---------------------------------------------------------------------------------------------------------------
Expenses:
Research and development (6 months data
  includes stock-based  compensation  expense
  $33,985  in 2001 and $10,600 in 2000)             218,304                0            312,883               0
Sales and marketing (6 months data includes
  stock-based compensation  expense $25,897
  in 2001 and $84,800 in 2000)                      139,987                0            180,672               0
Depreciation and amortization                        73,250            3,022            141,483           5,802

Exchange (gain) loss                                (20,320)               0            (75,318)              0

Interest expense                                      1,151            5,375              2,219          12,827
General and administrative (6 months data
  includes stock-based  compensation  expense
  $165,183  in 2001 and $nil in 2000)               661,840          372,606            835,350         604,350
---------------------------------------------------------------------------------------------------------------
                                                  1,074,212          381,003          1,397,289         622,979
---------------------------------------------------------------------------------------------------------------

Operating loss for the period                      (840,455)        (381,003)          (816,585)       (622,979)

Interest income                                       6,069           53,028             34,639          57,261
Other income                                            616                0              9,278              56
Provision for income taxes                                0                0                  0               0
---------------------------------------------------------------------------------------------------------------
Loss from continuing operations                    (833,770)        (327,975)          (772,668)       (565,662)
---------------------------------------------------------------------------------------------------------------
Gain (loss) from discontinued operations
  (note 5)                                          217,966         (728,809)           267,504      (1,161,805)
---------------------------------------------------------------------------------------------------------------
Loss for period                                    (615,804)      (1,056,784)          (505,164)     (1,727,467)

Comprehensive income (loss):
Loss for the period                                (615,804)      (1,056,784)          (505,164)     (1,727,467)

Currency translation adjustment                       3,948           38,968            116,828          49,815
---------------------------------------------------------------------------------------------------------------
Comprehensive loss                                 (611,856)      (1,017,816)          (388,336)     (1,677,652)
---------------------------------------------------------------------------------------------------------------
Basic and diluted loss per common share
  (note 6):
    Continuing operations                            (0.032)          (0.015)            (0.030)         (0.028)
    Discontinued operations                           0.008           (0.032)             0.010          (0.056)
---------------------------------------------------------------------------------------------------------------
Basic and diluted loss per common share              (0.024)          (0.047)            (0.020)         (0.084)
---------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements

                           UNITY WIRELESS CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (expressed in U.S. dollars)
                                   (Unaudited)



                                                                           Six months ended June 30
                                                                            2001              2000
                                                                          -------           -------
Operating activities:
    Loss for period                                                       (505,164)       (1,727,466)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
         Amortization of patents                                                 -            26,183
         Depreciation of equipment                                          48,783             5,802
         Amortization of goodwill                                           92,700                 -
         Shares issued for service                                           7,000                 -
         Stock based compensation                                          225,415            95,400
    Changes in non-cash working capital relating to operations:
         Accounts receivable                                                68,716           (54,142)
         Government grant receivable                                        13,733            (4,076)
         Investment tax credit receivable                                        -           123,245
         Inventory                                                         182,741           212,561
         Prepaid expenses                                                  (19,521)          (28,280)
         Accounts payable and accrued liabilities                         (287,541)          359,089
         Income taxes payable                                                    -             5,999
         Product warranty                                                 (471,700)           31,192
------------------------------------------------------------------------------------------------------
    Net cash used in operating activities                                 (644,838)         (954,493)

Investing activities:
    Acquisition of equipment                                               (77,278)          (42,407)
    Increase in patents                                                          -             6,701
    Other receivables                                                       30,750                 -
    Related party advances                                                       -               (58)
------------------------------------------------------------------------------------------------------
    Net cash used in investing activities                                  (46,528)          (35,764)

Financing activities:
    Repayment of loan receivable                                           118,824                 -
    Restricted cash                                                         20,000                 -
    Bank overdraft                                                         (34,872)          (18,220)
    Repayment of loan payable                                              (83,642)         (597,809)
    Proceeds from loan payable                                                   -           497,898
    Cash proceeds from issued and to be issued common shares                     -         6,307,394
    Share issue costs                                                            -          (415,431)
------------------------------------------------------------------------------------------------------
    Net cash provided by financing activities                               20,310         5,773,832

Effect of foreign exchange rate changes on cash and cash equivalents       117,662            49,815

Increase (decrease) in cash                                               (553,394)        4,833,390

Cash, beginning of period                                                2,002,084            32,970

Cash, end of period                                                      1,448,690         4,866,360

See accompanying notes to consolidated financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


1. The accompanying interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete set of annual financial statements. In the opinion of management, all adjustments (consisting of normally recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ending June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

     For further information, refer to the consolidated financial statements and footnotes thereto included in Unity Wireless Corporation's annual report on Form 10-KSB for the year ended December 31, 2000 and the Company's report on Form 10-QSB for the quarter ended March 31, 2001.

     The Company's ability to realize the carrying value of its assets is dependent on achieving profitable operations, and continuing development of new technologies, the outcome of which cannot be predicted at this time. Accordingly, the Company will require for the foreseeable future ongoing capital infusions in order to continue its operations, fund its research and development activities, and ensure orderly realization of its assets at their carrying values.

2.   Inventory:

     The components of inventory consist of the following:

                                                June 30           December 31
                                                  2001                2000
                                                    $                   $
        ------------------------------------------------------------------------
        Raw materials                           267,704              248,863
        Work in progress                              -              195,504
        Finished goods                           12,967               19,045
        ------------------------------------------------------------------------
                                                280,671              463,412
        ------------------------------------------------------------------------

3.   Bank indebtedness:

     The Company has a $66,072 ($Cdn 125,000) demand revolving loan with HSBC Bank Canada Inc. with an interest rate of Canadian prime plus 0.25% per annum. The loan is secured by a $80,000 term deposit with the HSBC Bank Canada Inc.

     Canadian bank prime rate at June 30, 2001 was 6.25%.

     On May 1, 2001, the Company replaced an existing demand revolving loan with Royal Bank of Canada with a demand revolving loan from HSBC Bank Canada Inc.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


4.   Accounts payable and accrued liabilities:

                                               June 30           December 31
                                                 2001                2000
                                                   $                   $
        ------------------------------------------------------------------------
        Trade accounts payable                 258,009            468,866
        Accrued liabilities                    183,257            259,941
        ------------------------------------------------------------------------
                                               441,266            728,807
        ------------------------------------------------------------------------


5.   Loss from discontinued operations:

     During 2001, the Company focused mainly on designing, developing and marketing high power linear RF amplifiers after it completed the sale of UW Integration Inc. (intelligent transportation systems) on December 30, 2000.

     On October 6, 2000, the Company also disposed of its acoustic emergency traffic preemption business to Traffic Systems LLC ("Traffic Systems"), an Arizona corporation. The Company sold or licensed substantially all of its assets and undertaking involved in its acoustic emergency traffic preemption business. As consideration, the Company received a 37% interest in the purchaser, Traffic Systems, and was entitled to receive up to $2,000,000, subject to certain upward adjustments, payable in quarterly installments equal to 10% of the gross profits of Traffic Systems for the relevant quarter.

     The Company did not record the $2,000,000 consideration as it was contingent on Traffic Systems generating gross profits. The Company also wrote off its investments in Traffic Systems as of December 31, 2000 because of uncertainty with regard to future operations, profitability and cash flow of Traffic Systems. Since the Company had a 37% interest in Traffic Systems over which it could exert significant influence, the sale of acoustic business was not considered at October 6, 2000 to be discontinued operations. On April 30, 2001, the Company disposed of its 37% interest in Traffic System and all remaining intellectual property related to the acoustic business and in return the purchaser assumed the warranty liability related to Acoustic business. The warranty as at June 30, 2001 was estimated to be $383,091. As a result, the Company has no direct or indirect continuing interest in the acoustic business. For the three months ended June 30, 2001, the income from operations prior to the disposition of the Sonem business was nil and the gain on disposition of the business was $383,091. For the six months ended June 30, 2001, the income from operations prior to the disposition of the Sonem business was $49,538.

     On June 12, 2001, the Company also disposed of its last non-amplifier operation, the Unilinx business, to Horton Automation Inc. ( "Horton"), a British Columbia, Canada corporation. The Company sold all of its assets and undertakings involved in the Unilinx business. The assets involved include inventory, equipment and intellectual property of the business. The purchase price is being paid over time on a percentage of future sales basis within a period of two years until June 12, 2003. The Company has not recorded the consideration as it is contingent on Horton generating sales for the Unilinx product. Consequently the Company recorded a loss of $165,125 on the disposition of the Unilinx business. For the three months and six months ended June 30, 2001, the income from operations prior to the disposition of the Unilinx business was nil and the loss on disposition of the business was $165,125.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


6.   Earnings per share data:

     The following  table sets forth the computation of basic and diluted income
     (loss) per common share:

                                               Three months ended June 30            Six months ended June 30
                                                2001               2000               2001              2000
     Numerator
     Loss from continuing operations ($)      (833,770)          (327,975)          (772,668)         (565,662)
     Gain (Loss) from discontinued
       operations ($)                          217,966           (728,809)           267,504        (1,161,805)
     ----------------------------------------------------------------------------------------------------------------
     Loss for period ($)                      (615,804)        (1,056,784)          (505,164)       (1,727,467)

     Denominator
     Weighted average number of common
       shares outstanding                   25,745,626         24,061,692         25,744,396        22,339,137

     Adjusted                                        0         (1,562,418)                 0        (1,651,429)
     ----------------------------------------------------------------------------------------------------------------
                                            25,745,626         22,499,274         25,744,396        20,687,708
     Basic and diluted gain (loss) per
       common share  ($):
         Continuing operations                  (0.032)            (0.015)            (0.030)           (0.028)
         Discontinued operations                 0.008             (0.032)             0.010            (0.056)
     ----------------------------------------------------------------------------------------------------------------
     Basic and diluted loss per common          (0.024)            (0.047)            (0.020)           (0.084)
       share ($)

     For the 6-month period ended June 30, 2001, all of the Company's common shares issuable upon the exercise of stock options and warrants were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.


7.   Stock Option Plan:

     During the year ended December 31, 1998 the Company established a stock option plan pursuant to which 3,000,000 common shares were reserved for issuance. This plan was replaced on December 6, 1999, by a new stock option plan pursuant to which 5,000,000 common shares were reserved for issuance. On July 5, 2000 the shareholders approved a change in the maximum number of options issuable under this plan to 20% of the number of common shares outstanding including shares of common stock previously issued under the plan. As of June 30, 2001 this maximum number was 6,442,038.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


7.   Stock Option Plan (continued):

     Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

                                                                           Outstanding options
     ---------------------------------------------------------------------------------------------------
                                               Shares available    No. of common      Weighted average
                                                 under option      shares issuable     exercise price
     ---------------------------------------------------------------------------------------------------
     Balance, December 31, 2000                    1,981,123         4,454,666               0.77
     Options granted                              (1,493,667)        1,493,667               0.45
     ---------------------------------------------------------------------------------------------------
     Options expired                               1,730,083        (1,730,083)              1.28
     Change in number of authorized options            6,249
     Balance, June 30, 2001                        2,223,788         4,218,250               0.45
     ---------------------------------------------------------------------------------------------------

8.   Segmented information:

     a.   Segment information:

          During the 6 months ended June 30, 2001 the Company was operating only in the wireless product segment.

     b.   Geographic information ($000):

          Substantially all assets and operations are in Canada. A summary of sales by region is as follows:

                                                Six months ended June 30,
         ---------------------------------------------------------------------
                                                 2001                  2000
         ---------------------------------------------------------------------
         Korea                            $     1,821              $       -
         Canada                                    17                      -
         United States                            126                      -
         ---------------------------------------------------------------------
         Total sales                      $     1,964              $       -
         ---------------------------------------------------------------------


     c.   Major customers ($000):

          The approximate sales to major customers is as follows:

                                                Six months ended June 30,
         ---------------------------------------------------------------------
                                                 2001                  2000
         ---------------------------------------------------------------------
         Customer A                       $       852              $       -
         Customer B                               810                      -
         ---------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



9.   Warrants:

     Under the consulting agreement between the Company and Mueller & Company, Inc. and Ideas Inc. ("Mueller and Ideas") dated as of July 1, 2000, 500,000 shares of common stock were issuable to Mueller and Ideas upon exercise of warrants at $2.06 per share. On January 1, 2001, the Company and Mueller and Ideas agreed to modify this agreement such that the number of warrants was reduced to 200,000 and the exercise price was reduced to $0.38. On April 1, 2001 Mueller and Ideas agreed to provide additional services under the consulting agreement. The Company agreed to increase the number of warrants by 300,000, with the additional warrants exercisable into shares of common stock at a price of $0.29. These warrants were valued using fair market value under FAS 123.


10.  Commitments and contingent liabilities:

     a.   Lease commitments

          The Company has the following future minimum lease commitments for premises and equipment:

                                                        $000
             2001                                        44
             2002                                        86
             2003                                        85
             2004                                        82
             2005                                        53
                                                         --
                                                        350

     b.   Legal proceedings

          The Company is currently a party to an action in the Supreme Court of British Columbia, Vancouver Registry, brought by an optionholder seeking a declaration that certain options to purchase shares in the common stock of the Company held by it have a term of unlimited duration.

          The Company provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable. It is the opinion of management, based on advice of counsel, that the ultimate resolution of this contingency, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Company.

Financial Statements - Year ending December 31, 2000



       Independent Auditors Report ......................................F-1

       Balance Sheet ....................................................F-3

       Statement of Operations ..........................................F-4

       Statement of Shareholders' Deficit ...............................F-5

       Statement of Cash Flows ..........................................F-6

       Notes to Financial Statements ....................................F-7

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Unity Wireless Corporation


We have audited the accompanying consolidated balance sheet of Unity Wireless Corporation (formerly Sonic Systems Corporation) as of December 31, 2000 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements as of and for the year ended December 31, 1999 were audited by other auditors whose report thereon dated March 3, 2000 expressed an unqualified opinion on those statements, before the retroactive restatement for discontinued operations as described in note 5 to the financial statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unity Wireless Corporation and subsidiaries as of December 31, 2000 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue on a going concern. As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also audited adjustments for the discontinued operations as described in note 5 that were applied to restate the 1999 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.


/s/ KPMG LLP

Chartered Accountants
Vancouver, Canada
March 2, 2001, except as to note 4 which is as of April 30,2001 and note 5 which is as of June 12, 2001

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Sonic Systems Corporation


We have audited the accompanying consolidated balance sheet of Sonic Systems Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for the year then ended, before the retroactive
restatement  for  discontinued   operations  as  described  in  note  5  to  the
consolidated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 financial statements (before the retroactive restatement discussed in the introductory paragraph) referred to above present fairly, in all material respects, the consolidated financial position of Sonic Systems Corporation as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP

Chartered Accountants
Vancouver, Canada
March 3, 2000

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Consolidated Balance Sheets
(Expressed in U.S. dollars)

December 31, 2000 and 1999
================================================================================


                                                                                     2000                 1999
-------------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents                                             $    2,002,084         $     32,970
     Restricted cash (note 13(b))                                                 100,000                    -
     Accounts receivable (less allowance for doubtful accounts of
       $4,245 in 2000 and nil in 1999)                                            232,591               26,191
     Loan receivable (note 7)                                                     204,434                    -
     Government grant receivable                                                   13,905               25,794
     Investment tax credit receivable                                                   -              123,245
     Inventory (note 8)                                                           463,412              529,528
     Prepaid expenses                                                              14,309               11,003
     Related party advances (note 10)                                                   -               10,024
     Other receivable (note 5)                                                     61,500                    -
-------------------------------------------------------------------------------------------------------------------
                                                                                3,092,235              758,755

Equipment, net (note 9)                                                           221,651               49,664
Goodwill (note 6)                                                                 926,995                    -
Patents, net (notes 4 and 11)                                                           -              493,407
-------------------------------------------------------------------------------------------------------------------
                                                                           $    4,240,881         $  1,301,826
-------------------------------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity

Current liabilities:
     Bank indebtedness                                                     $      276,811         $     18,220
     Accounts payable and accrued liabilities (note 12)                           728,807              455,677
     Loans payable (note 13)                                                       42,312              277,664
     Product warranty (note 3(n))                                                 623,497               19,670
-------------------------------------------------------------------------------------------------------------------
                                                                                1,671,427              771,231

Loans payable (note 13)                                                           115,781                    -
Product warranty (note 3(n))                                                            -               49,616
-------------------------------------------------------------------------------------------------------------------
                                                                                1,787,208              820,847
Stockholders' equity:
     Common stock, $0.001 par value 100,000,000 authorized, 25,743,153
       (1999 - 20,588,725) issued and outstanding                                  25,743               20,589
     Additional paid-in capital                                                13,251,498            5,909,624
     Deferred stock compensation                                                  (89,719)                   -
     Accumulated deficit                                                      (10,732,275)          (5,413,642)
     Other accumulated comprehensive loss                                          (1,574)             (35,592)
-------------------------------------------------------------------------------------------------------------------
                                                                                2,453,673              480,979
-------------------------------------------------------------------------------------------------------------------
                                                                           $    4,240,881         $  1,301,826
-------------------------------------------------------------------------------------------------------------------

Commitments (note 15)
Subsequent events (note 18)
Contingent liabilities (note 19)


See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Consolidated Statements of Operations and Comprehensive Loss
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================



                                                                                   2000              1999
--------------------------------------------------------------------------------------------------------------
Net sales                                                                   $     474,003       $          -
Cost of goods sold                                                                364,423                  -
--------------------------------------------------------------------------------------------------------------
                                                                                  109,580                  -
Expenses:
     Sales and marketing                                                           10,745                  -
     Depreciation and amortization                                                  2,024             13,428
     Exchange gain                                                                 (3,036)           (96,393)
     Interest expense                                                                 659             20,571
     General and administrative (includes stock-based
       compensation $354,426 in 2000 and nil in 1999)                           1,952,469            427,491
--------------------------------------------------------------------------------------------------------------
                                                                                1,962,861            365,097
--------------------------------------------------------------------------------------------------------------
Operating loss for the year                                                    (1,853,281)          (365,097)

Interest income                                                                     3,855                  -

Other income                                                                       10,217
--------------------------------------------------------------------------------------------------------------
Loss from continuing operations                                                (1,839,209)          (365,097)

Discontinued operations:
     Loss from discontinued operations (note 5)                                (3,479,424)        (1,660,004)
--------------------------------------------------------------------------------------------------------------
Loss for the year                                                           $  (5,318,633)      $ (2,025,101)
--------------------------------------------------------------------------------------------------------------
Comprehensive loss:
     Loss for the year                                                      $  (5,318,633)      $ (2,025,101)
     Currency translation adjustment                                               34,018            (43,890)
--------------------------------------------------------------------------------------------------------------
Comprehensive loss                                                          $  (5,284,615)      $ (2,068,991)
--------------------------------------------------------------------------------------------------------------
Basic and diluted loss per common share (note 14(c)):
     Continuing operations                                                  $       (0.08)      $      (0.03)
     Discontinued operations                                                        (0.15)             (0.12)
--------------------------------------------------------------------------------------------------------------
                                                                            $       (0.23)      $      (0.15)
--------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Consolidated Statements of Stockholders' Equity
(Expressed in U.S. dollars)
================================================================================


                                                   Common                                                     Other
                                                    stock    Additional       Deferred                   accumulated          Total
                                     Common    issued and       paid-in          stock    Accumulated  comprehensive  stockholders'
                                      stock   outstanding       capital    compensation       deficit   (loss)income         equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1998        19,589,368    $  19,589    $ 4,274,104     $       -   $ (3,388,541)     $   8,298     $  913,450

Issued for services rendered          6,500            7         12,993             -              -              -         13,000
Issued for cash pursuant to
 private placement, net of
 share issue costs of $151,480      992,857          993      1,622,527             -              -              -      1,623,520

Loss for the year                         -            -              -             -     (2,025,101)             -     (2,025,101)
Currency translation adjustment           -            -              -             -              -        (43,890)       (43,890)
-----------------------------------------------------------------------------------------------------------------------------------

Balance December 31, 1999        20,588,725       20,589      5,909,624             -     (5,413,642)       (35,592)       480,979

Issued for debt settlement           65,000           65        117,903             -              -              -        117,968
Issued for services rendered
 (note 14(a))                       254,428          254        142,886             -              -              -        143,140
Issued pursuant to private
  placement                       3,850,000        3,850      5,771,150             -              -              -      5,775,000
Issued for cost of share
 issuance (note 14(a))              285,000          285        427,215             -              -              -        427,500
Share issue costs                         -            -       (427,500)            -              -              -       (427,500)
Shares issued on acquisition
  of Ultratech                      700,000          700        538,300             -              -              -        539,000
Compensation expense of
 options and warrants                     -            -        682,201             -              -              -        682,201
Deferred stock compensation               -            -         89,719       (89,719)             -              -              -
Loss for the year                         -            -              -             -     (5,318,633)             -     (5,318,633)
Currency translation
 adjustment                               -            -              -             -              -         34,018         34,018
-----------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 2000        25,743,153    $  25,743    $13,251,498     $ (89,719)  $(10,732,275)       $(1,574)    $2,453,673
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Consolidated Statements of Cash Flows
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================

                                                                                     2000                 1999
-------------------------------------------------------------------------------------------------------------------
Operating activities:
     Loss for the year                                                       $ (5,318,633)        $ (2,025,101)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
         Amortization of patents                                                   66,657               56,693
         Depreciation of equipment                                                 12,578               13,428
         Write down of assets and investment                                      581,800                    -
         Shares issued for services rendered (note 14(a))                         143,140               13,000
         Asset disposed for services                                                    -                3,319
         Stock based compensation                                                 682,201                2,000
         Loss on sale of business (note 5)                                         80,726                    -
     Changes in non-cash working capital relating to operations:
         Accounts receivable and government grant receivables                    (146,824)             199,569
         Investment tax credit receivable                                         123,245               86,727
         Inventory                                                                 27,224             (328,677)
         Prepaid expenses                                                         (13,283)               3,382
         Accounts payable and accrued liabilities                                 109,129              178,678
         Product warranty                                                         554,211               36,676
-------------------------------------------------------------------------------------------------------------------
     Net cash used in operating                                                (3,097,829)          (1,760,306)

Investing activities:
     Acquisition of equipment                                                    (200,941)             (11,079)
     Increase in patents                                                           (5,050)             (50,020)
     Related party advances                                                        10,024              (10,024)
     Sale of business, net cash and cash equivalents disposed of (note 5)        (314,990)                   -
-------------------------------------------------------------------------------------------------------------------
     Net cash (used in) provided by investing activities                         (510,957)             (71,123)

Financing activities:
     Advance of loan                                                             (204,434)                   -
     Bank overdraft                                                               115,001               18,220
     Restricted cash (note 13(b))                                                (100,000)                   -
     Repayment of loan payable                                                    (49,603)          (1,371,159)
     Proceeds from loan payable                                                         -            1,381,184
     Cash proceeds on issuance of common shares                                 5,775,000            1,775,000
     Share issue costs                                                                  -             (151,480)
-------------------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                  5,535,964            1,651,765

Effect of foreign exchange rate changes on cash and cash equivalents               41,936              (43,890)
-------------------------------------------------------------------------------------------------------------------
Increase (decrease) in cash                                                     1,969,114             (223,554)

Cash, beginning of year                                                            32,970              256,524
-------------------------------------------------------------------------------------------------------------------
Cash, end of year                                                            $  2,002,084         $     32,970
-------------------------------------------------------------------------------------------------------------------
Supplementary information:
     Cash paid for:
         Interest                                                            $     26,749         $     14,332
         Income taxes                                                                   -                    -
     Non-cash financing and investing activities:
         Shares issued in acquisition of business (note 6)                        539,000                    -
         Shares issued for services rendered                                      143,140               13,000
         Shares issued on settlement of debt                                      117,968                    -
         Share issue cost (note 14(a))                                            427,500                    -
         Sale of assets for 37% interest in Traffic Systems (note 4)              150,000                    -
         Receivable on sale of business (note 5)                                   61,500                    -
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


1.   Nature of business:

     Unity Wireless Corporation (the "Corporation") was incorporated in Delaware on October 1, 1998 under the name Sonic Systems Corporation ("Sonic Delaware"). Sonic Delaware changed its name to Unity Wireless Corporation on July 17, 2000. The Corporation is a designer, developer and manufacturer of wireless technologies and products for a broad range of industrial and commercial applications. The Corporation's business has two primary product focuses: its Ultratech high power linear radio frequency (RF) amplifiers and its UniLinx(TM) wireless communications modem card. Ultratech high power linear RF amplifiers are used in both mobile and fixed wireless voice, Internet and data base station and repeater networks and support Cellular, PCS (Personal Communications Services), Paging and WLL (Wireless Local Loop) frequencies. The UniLinx(TM) wireless communications card is a multi-purpose wireless data communications card that allows the sending and receiving of data to and from remote locations, offering secure end-to-end wireless communication between a host application and various remote devices.


2.   Future operations:

     The Corporation is continuing to develop its products and markets, accordingly during the year ended December 31, 2000 it incurred a loss of $5,318,633 (1999 - $2,025,101) and used cash from operations of $3,097,829
     (1999 - $1,760,306). Operations to date have been primarily financed by equity.

     These financial statements have been prepared on the going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Operations to date have been primarily financed by long-term debt and equity transactions. The Corporation's future operations are dependent upon the identification and successful completion of additional long-term or permanent equity financing, the continued support of creditors and shareholders, and, ultimately, the achievement of profitable operations. There can be no assurances that the Corporation will be successful. If it is not, the Corporation will be required to reduce operations or liquidate assets. The Corporation will continue to evaluate its projected expenditures relative to its available cash and to seek additional means of financing in order to satisfy its working capital and other cash requirements. The consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Corporation be unable to continue as a going concern.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


3.   Significant accounting policies:

     (a)  Principles of consolidation:

          The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, Unity Wireless Systems Corp., ("Unity Systems") 321373 B.C. Ltd. (British Columbia, Canada), and Unity Wireless Integration Inc. (Washington State, USA). The Statement of Operations and Comprehensive Loss also includes the accounts of Unity Wireless Singapore from April 1 (date of incorporation), to December 30, 2000. All significant intercompany accounts and transactions have been eliminated.

          The Corporation accounts for its investment in companies in which it has significant influence by the equity method. The Corporation's proportionate share of income (loss) as reported, net of amortization of the excess purchase price over the net assets acquired, is included in income and is added (deducted from) the cost of the investment.

          On December 31, 2000 the Corporation amalgamated three Canadian subsidiaries: Unity Wireless Systems Corp., Ultratech Linear Solutions Inc., and 568608 B.C. Ltd., with Unity Wireless Systems Corp. the surviving entity.

     (b)  Use of estimates:

          The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, particularly the recoverability of property and equipment, goodwill patents and liabilities particularly product warranty and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     (c)  Financial instruments:

          At December 31, 2000, the Corporation has the following financial instruments: cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued liabilities, and loans payable (1999 - cash and cash equivalents, accounts receivables, other receivables, investment tax credit receivable, accounts payable and accrued liabilities and loans payable). The carrying value of these financial instruments is considered to approximate fair value based on their short-term nature.

     (d)  Cash and cash equivalents:

          Cash equivalents include short-term deposits, which are all highly liquid securities with a term to maturity of three months or less when acquired. Short-term deposits are valued at cost.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


3.   Significant accounting policies (continued):

     (e)  Inventory:

          Inventory is carried at the lower of cost, determined on an average cost method, and market. Market is considered to be replacement cost for raw materials and net realizable value for work in progress and finished goods. The cost of work in progress and finished goods includes the cost of raw material, direct labour, and an appropriate allocation of related overhead.

     (f)  Equipment:

          Equipment is stated at cost. Depreciation is computed on a declining balance basis over the estimated useful lives of the assets as follows:

          -------------------------------------------------------
          Asset                                            Rate
          -------------------------------------------------------

          Computer equipment and software                   30%
          Furniture and fixtures                            20%
          Production and R&D equipment                      20%
          -------------------------------------------------------

          Leasehold improvements are stated at cost and depreciated over the five-year term of the lease on a straight line basis.

     (g)  Patents:

          Legal costs incurred for the registration of patents have been capitalized. Patent costs are being amortized on a straight-line basis over their legal life of 10 years. If it is determined that undiscounted future cash flows do not exceed the carrying value of the patents, an impairment charge is recorded to the extent that the carrying value exceeds the asset's fair value.

     (h)  Goodwill:

          Goodwill arising on business combinations represents the excess of the purchase price over the fair values of net identifiable assets acquired, and is amortized on a straight-line basis over 5 years. Management periodically reviews the valuation and amortization of goodwill, taking into consideration any events and circumstances which may impair its value. If it is determined that undiscounted future cash flows do not exceed the carrying value of goodwill, an impairment charge is recorded to the extent that the carrying value exceeds the asset's fair value.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


3.   Significant accounting policies (continued):

     (i)  Impairment of long-lived assets:

          The Corporation accounts for long-lived assets in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (j)  Income taxes:

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

     (k)  Advertising costs:

          Advertising costs are expensed as incurred. The Corporation incurred advertising expenses of $19,022 in 2000 and $16,940 in 1999.

     (l)  Foreign currency translation:

          The functional currency of the Corporation and its subsidiaries is the Canadian dollar, while the reporting currency in the consolidated financial statements is the United States dollar. Asset and liability accounts are translated into United States dollars at the exchange rate in effect at the balance sheet date. Revenue and expense amounts are translated at the average exchange rate for the year. Gains or losses resulting from this process are recorded in stockholders' equity as an adjustment to other accumulated comprehensive loss.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


3.   Significant accounting policies (continued):

     (m)  Revenue recognition:

          Revenue from products is recognized once a sale arrangement exists, delivery has occurred, the revenue is determinable and collectibility is reasonably assured which is upon later of shipment or when title passes to the customer depending on the contractual terms. The Corporation records deferred revenue when cash is received in advance of the revenue recognition criteria being met.

     (n)  Product warranty:

          A liability for estimated warranty expense is established by a charge against cost of goods sold at the time products are sold. The subsequent costs incurred for warranty claims serve to reduce the product warranty liability. The actual warranty costs the Corporation will ultimately pay could differ materially from this estimate.

     (o)  Investment tax credits:

          Investment tax credits are recorded using the cost reduction method whereby the credits are deducted from the cost of the related assets or expenditures.

          The Corporation earns investment tax credits for qualifying scientific research and development expenditures which are available in future years to reduce income taxes payable. The investment tax credits are recorded when there is a reasonable assurance that the Corporation will have taxable income in the near future.

     (p)  Research and development:

          Research and development costs are expensed as incurred.

     (q)  Stock option plan:

          The Corporation applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25" issued in March 2000, to account for its employee plan stock option grants. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Corporation has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123. Stock compensation granted to non-employees is recognized at its fair value as the services are provided and the compensation is earned.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


3.   Significant accounting policies (continued):

     (r)  Net loss per common share:

          The basic loss per share is computed by dividing the loss attributable to common stockholders by the weighted average number of common shares outstanding for that period. The Corporation has not included potential common shares representing performance shares in the basic loss per share computation. Escrow shares with time-based vesting which are non-contingent returnable are included in the basic loss per share computation. Diluted loss per share is computed using the treasury stock method, giving effect to all dilutive potential common shares that were outstanding during the period except to the extent where anti-dilutive.

     (s)  Comprehensive (loss) income:

          Comprehensive income measures all changes in stockholders' equity excluding capital transactions. For the periods presented, other comprehensive income comprises only foreign currency translation.

     (t)  Recent pronouncements:

          Statement of Financial Accounting Standards No. 133 ("FAS 133") "Accounting Derivative Instruments and Hedging Activities" and Statement of Financial Accounting Standards No. 138 (FAS 138) "Accounting for Certain Derivative Instruments and Certain Hedging Activities," an amendment of FAS 133, are effective for the Corporation's fiscal year ending December 31, 2001. These standards require that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure these instruments at fair value. The Corporation did not hold any derivative instruments and was not involved in any hedging activities at December 31, 2000.

     (u)  Comparative figures:

          Certain comparative figures have been reclassified to conform to the presentation adopted in the current year.

4.   Disposal of Sonem business:

     On October 6, 2000, the Corporation disposed of its acoustic emergency traffic preemption business to Traffic Systems LLC ("Traffic Systems"), an Arizona corporation. Unity Systems sold or licensed substantially all of its assets and undertakings involved in its acoustic emergency traffic preemption business. The assets included equipment, inventory, distribution contracts, customer lists, marketing materials and the goodwill of the business. Unity Systems retained ownership of the intellectual property used in connection with the acoustic emergency traffic preemption business, including software, patents and know-how, other than certain trade marks. The intellectual property was being licensed to Traffic Systems under an intellectual property license agreement dated October 6, 2000. The license was royalty-free and had a term expiring on the earlier of October 5, 2020 and the date of the final payment of the purchase price at which time the intellectual property will be transferred to Traffic Systems.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


4.   Disposal of Sonem business (continued):

     As consideration for the sale of the traffic preemption business, Unity Systems received a 37% interest in the purchaser, Traffic Systems, and was entitled to receive up to $2,000,000, subject to certain upwards adjustments, payable in quarterly installments equal to 10% of the gross profits of Traffic Systems for the relevant quarter. The Corporation did not record the $2,000,000 consideration as it was contingent on Traffic
     Systems generating gross profits. The Corporation also wrote off its investment of $150,000 in Traffic Systems as of December 31, 2000 because of uncertainty with regard to future operations, profitability and cash flows of Traffic Systems.

     The net book value of assets disposed off are as follows:

     Inventory                                             $      150,000
     --------------------------------------------------------------------

     Since the Corporation has a 37% interest in Traffic Systems over which it can exert significant influence, the sale of the Sonem business was not considered at October 6, 2000 to be a discontinued operation.

     Also under the Asset Purchase Agreement, Traffic Systems was responsible for warranty work on Unity Systems' acoustic emergency traffic preemption products already installed, except Unity Systems had advanced $100,000 for costs in connection with such work. Traffic Systems is responsible for any costs in excess of $100,000, but Unity Systems will fund such costs initially and Traffic Systems will reimburse Unity Systems by adding the costs over the initial $100,000 to the $2,000,000 otherwise payable as part of the purchase price. The $100,000 for the initial warranty costs was paid by Unity Systems on closing and is non-refundable regardless of the costs incurred by Traffic Systems.

     On April 30, 2001, the Company disposed of its 37% interest in Traffic System and all remaining intellectual property related to the acoustic business and in return the purchaser assumed the warranty liability related to Acoustic business. The warranty as at June 30, 2001 was estimated to be $383,091. As a result, the Company has no direct or indirect continuing interest in the acoustic business.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


5.   Discontinued operations:

     Effective December 30, 2000, Unity Wireless Integration Corporation ("UWIC"), a wholly owned subsidiary of the Corporation, disposed of all of its assets and obligations, including its 100% shareholding interest in Unity Wireless Integration (S) Pte Ltd., a Singapore company ("UW Singapore") to Lyma Sales & Management Corp. ("Lyma"), a British Columbia, Canada company. Unity Wireless Integration (S) Pte Ltd. commenced its operations during 2000.

     Under the terms of the Asset Purchase Agreement, UWIC sold all its assets in return for $61,500 ($Cdn. 92,000), payable within one year of closing, in equal semi-annual installments of $30,730 ($Cdn. 46,000), plus interest on the unpaid balance at a rate equal to the prime rate of HSBC Canada per annum. Also in consideration of the purchase of assets, Lyma agreed to repay a $37,100 ($Cdn. 54,000) demand loan within ten business days of closing. The loan has been repaid as agreed.

     The disposition price was arrived at through arm's length negotiations and management's determination that the purchase price of $61,500 ($Cdn. 92,000) represented a fair disposition price for the included assets.

     The net book value of assets disposed of are as follows:

     ---------------------------------------------------------------------------
     Cash and cash equivalents                               $      314,990
     Accounts receivable                                             20,396
     Prepaid expenses                                                 9,977
     Equipment                                                       26,178
     Accounts payable                                              (229,315)
     ---------------------------------------------------------------------------
                                                             $      142,226
     ---------------------------------------------------------------------------

     Lyma is wholly-owned by an ex-director of the Corporation who was also responsible for management of the operations of UWIC and its wholly owned subsidiary UW Singapore.

     Net sales and income from discontinued operation for the disposal of Unity Wireless Integration is as follows ($000):

                                                         2000           1999
     ------------------------------------------------------------------------
     Net sales                                      $     383       $      -
     Loss from discontinued operations                     (56)              -
     Loss on disposal of business segment                   -              -
     ------------------------------------------------------------------------

     As discussed in note 4 , on April 30,2001, the Company disposed of its remaining interest in Sonem. As a result, these consolidated financial statements have been retroactively restated to present the results of operations of the Sonem business as a discontinued operation.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


5.   Discontinued operations (continued):

     On June 12, 2001, the Company also disposed of its last non-amplifier operation, the Unilinx business, to Horton Automation Inc. ( "Horton"), a British Columbia, Canada corporation. The Company sold all of its assets and undertakings involved in the Unilinx business. The assets involved include inventory, equipment and intellectual property of the business. The purchase price is being paid over time on a percentage of future sales basis within a period of two years until June 12, 2003. The Company has not recorded the consideration as it is contingent on Horton generating sales for the Unilinx product. Consequently the Company recorded a loss on the disposition of the Unilinx business.

     Therefore, in summary, the loss from discontinued operations presented in the consolidated statements of operations are comprised of the following:

                                                  2000             1999
      Sonem                                     1,619,806        1,660,004
      Unilinx                                   1,803,986             -
      Services (UW Integration)                    55,632             -
                                               -----------      -----------
                                               $3,479,424       $1,660,004


6.   Business acquisition:

     On November 16, 2000, the Corporation acquired all the issued and outstanding shares of Ultratech Linear Solutions Inc. ("Ultratech"). Ultratech, founded in May, 1999 and based in Burnaby, British Columbia, Canada, is a wireless communications technology designer, developer, manufacturer and marketer specializing in radio frequency high power linear amplifiers.

     The acquisition was recorded by the purchase method with the results of Ultratech included in the financial statements from the date of acquisition (November 16, 2000). The total consideration paid was allocated, based on estimated fair values of the assets acquired and the liabilities assumed on November 16, 2000 as follows:

     -------------------------------------------------------------------------------------
     Net assets acquired at assigned values:
         Bank indebtedness                                                   $  (143,590)
         Accounts receivable                                                      68,083
         Inventories                                                             111,108
         Intellectual property                                                       606
         Equipment                                                                17,114
         Accounts payable and accrued liabilities                               (393,316)
         Loans payable                                                           (48,000)
         Goodwill                                                                926,995
     -------------------------------------------------------------------------------------
                                                                             $   539,000
     -------------------------------------------------------------------------------------
     Consideration:
         Issuances of shares (700,000 common shares at $0.77 per share)      $   539,000
     -------------------------------------------------------------------------------------

     Shares issued on the combination were valued at $0.77, the market price of the shares at the date the acquisition was announced to the public.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


6.   Business acquisition (continued):

     All of Ultratech's management and key employees have been retained. Ultratech has combined its operations with Unity Systems through an amalgamation on December 31, 2000 (note 3(a)).

     The following table reflects, on an unaudited pro forma basis, the combined results of the Corporation as if the above acquisition had taken place at the beginning of the respective year presented. Appropriate adjustments have been made to reflect the depreciation of the accounting bases used in recording these acquisitions. This pro forma information does not purport to be indicative of the results of operations that would have resulted had the acquisitions been in effect for the entire years presented, and is not intended to be a projection of future results or trends.


                                                        2000            1999
     ---------------------------------------------------------------------------
     Revenues                                     $ 1,982,512     $  1,582,273
     Loss for the year                              5,703,972        2,340,813
     Loss per share                                     0.241            0.163
     ---------------------------------------------------------------------------

7.   Loan receivable:

     The Corporation has a loan receivable from Cobratech Industries Inc. ("Cobratech"), a company with two common directors, in the principal amount of $200,000. Interest is payable to the Corporation at 1% per month, calculated monthly not in advance. The loan is secured by a general security agreement which includes all of the personal and real property of Cobratech. The loan is repayable upon demand. Cobratech repaid the Corporation $100,000 on January 10, 2001, and has agreed to repay the balance in 2001.

8.   Inventory:

                                                     2000                 1999
     ---------------------------------------------------------------------------
     Raw materials                            $   248,863           $  195,364
     Work in progress                             195,504                    -
     Finished goods                                19,045              334,164
     ---------------------------------------------------------------------------
                                              $   463,412           $  529,528
     ---------------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


9.   Equipment:

     Equipment consists of the following:

                                                                   2000                          1999
     -------------------------------------------------------------------------------------------------
                                                            Accumulated                   Accumulated
                                                 Cost      depreciation         Cost     depreciation
     -------------------------------------------------------------------------------------------------
     Computer equipment                   $   150,475       $    38,331    $  52,165       $   28,931
     Computer software                         27,073                 -            -                -
     Furniture and fixtures                    33,784             6,825       10,869            5,388
     Leasehold improvements                    12,172                 -            -                -
     Production and R&D equipment              56,783            13,480       30,108            9,159
     -------------------------------------------------------------------------------------------------
                                          $   280,287       $    58,636    $  93,142       $   43,478
     -------------------------------------------------------------------------------------------------
     Net book value                       $   221,651                      $  49,664
     -------------------------------------------------------------------------------------------------

10.  Related party advances:

     Advances of nil (1999 - $10,024) are due from an employee and a previous employee who is now a distributor of the Corporation.

11.  Patents:

                                                           2000                          1999
     --------------------------------------------------------------------------------------------
                                                    Accumulated                   Accumulated
                                         Cost      amortization         Cost     amortization
     -----------------------------------------------------------------------------------------
     Patents                          $     -      $         -       $ 570,280     $   76,873
     --------------------------------------------------------------------------------------------
     Net book value                         $ 493,407                        $ 493,407
     --------------------------------------------------------------------------------------------

     The Corporation has written down the patents to nil as of December 31, 2000 since there are no future cash flows expected to be generated from the patents.


12.  Accounts payable and accrued liabilities:

                                                     2000                 1999
     --------------------------------------------------------------------------
     Trade accounts payable                   $   468,866          $   349,179
     Employee compensation payable                      -               57,287
     Accrued liabilities                          259,941               49,211
     --------------------------------------------------------------------------
                                              $   728,807          $   455,677
     --------------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


13.  Loans payable:

     ----------------------------------------------------------------------------------------------
                                                                         2000                 1999
     ----------------------------------------------------------------------------------------------
     British Columbia Advanced Systems Institute                  $         -          $    77,115
     Royal Bank of Canada                                              83,642              130,365
     Government of Canada - Ministry of Western Economic
       Diversification                                                 74,451               70,184
     ----------------------------------------------------------------------------------------------
                                                                      158,093              277,664
     Current portion                                                   42,312              277,664
     ----------------------------------------------------------------------------------------------
                                                                  $   115,781          $         -
     ----------------------------------------------------------------------------------------------

     (a)  Government of British Columbia:

          British Columbia Advanced Systems Institute ("ASI"):

               The Corporation agreed to perform certain specified research and development work and ASI agreed to assist in the funding of this work up to $69,286 ($Cdn. 100,000). As of February 22, 2000, ASI
               had  advanced  the  maximum  amount  under  this  agreement.   In
               addition,  $24,250  (Cdn.  $35,000)  became  payable on March 31,
               2000.

               The Corporation discharged all of its obligations under this loan by converting the outstanding balance $93,536 ($Cdn. $135,000) to equity by issuing 45,000 shares to ASI on February 22, 2000.

     (b)  Royal Bank of Canada:

          The Corporation has a $83,642 ($Cdn. 125,288) loan with the Royal Bank of Canada with an interest rate of Canadian prime plus 1%. Scheduled principal repayments are $3,526 ($Cdn. 5,239) per month over 5 years from the initial drawdown date of January 23, 1998.

          The loan is secured by a $100,000 term deposit with the Royal Bank. There are also various covenants, financial reporting requirements, and conditions precedent associated with the above loan. The
          Corporation is in compliance with these covenants as at December 31, 2000.

          Canadian bank prime rate at December 31, 2000 was 6.0 % (1999 - 6.5%).

     (c)  Government of Canada:

          Ministry of Western Economic Diversification:

               The Corporation, through its subsidiary 321373 B.C. Ltd., entered into an unsecured loan agreement with the Federal Ministry of Western Economic Diversification, whereby the Ministry agreed to make financial contributions to assist in the development of certain research and development projects. Under the terms of the original agreement, the total loan was to be repaid in five equal semi-annual installments commencing October 30, 1993. If not repaid, each installment will incur interest compounded monthly at the Bank of Canada's prime rate plus 3%.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


13.  Loans payable (continued):

     (c)  Government of Canada (continued):

          Ministry of Western Economic Diversification (continued):

               321373 B.C. Ltd. had agreed to repay this loan by allocating 40% of royalty payments from Unity Systems. Royalties were payable by Unity Systems at the rate of 3.5% of net sales of Sonem by Unity Systems, including a deduction for warranty or replacement costs. As of the date of the disposal of the Sonem business by Unity Systems (see note 4), royalties owing to 321373 B.C. Ltd. did not exceed accumulated warranty or replacement costs, and following this date no further royalties became payable. 321373 B.C. Ltd. has assets valued at $Cdn. 1 and is in the process of being liquidated.


14.  Common stock:

     Authorized share capital:

          100,000,000 common stock at par value of $0.001 per share

          5,000,000 preferred stock at par value of $0.001 per share

     (a)  Shares issued for services:

          In 2000, the Corporation issued 254,428 (1999 - 6,500) common shares for services rendered at $143,140 (1999 - $13,000). The shares were issued and assigned a value equal to their market value, determined by the closing trading price of the common stock on the date of issuance. The value assigned has been recorded by a charge against operations.

          285,000 shares were issued to consultants providing services in connection with the private placement of $5,775,000 in April, 2000. The shares were issued and assigned a value equal to the value of the shares issued in the private placement. The value assigned has been recorded by a charge against the proceeds pursuant to the private placement.

     (b)  Escrowed shares:

          (i) 700,000 escrowed shares ("Indemnity Shares") were held in Escrow pursuant to the terms of the Escrow Agreement until the 11th day of June, 2000, at which time 420,000 Indemnity Shares were released from the terms of this Escrow Agreement and thereafter an additional 70,000 Indemnity Shares were released from the terms of this Escrow Agreement on and after each of the 11th day of September, 2000, and December, 2000. 70,000 Indemnity Shares may be released on each of the 11th day of March, 2001 and June, 2001;

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


14.  Common stock (continued):

     (b)  Escrowed shares (continued):

          (ii) 1,800,000 escrowed shares were held in escrow pursuant to the terms of the Escrow Agreement until December 11, 1999, at which time 720,000 escrowed shares were released from the terms of this Escrow Agreement and thereafter an additional 180,000 escrowed shares were released from the terms of this Escrow Agreement on and after each of the 11th day of March, 2000, June, 2000, September, 2000, and December, 2000, 180,000 Indemnity Shares may be released on each of the 11th day of March, 2001 and June, 2001.

     (c)  Loss per share:

          The following table sets forth the computation of basic and diluted loss per share:

          --------------------------------------------------------------------------------
                                                                2000                 1999
          --------------------------------------------------------------------------------
          Numerator:
              Loss from continuing operations          $   (1,839,209)        $   (365,097)
              Loss from discontinued operations            (3,479,424)          (1,660,004)

          Denominator:
              Weighted average number of:
                  Common shares outstanding                23,680,518           19,795,202
                  Adjusted                                          -           14,398,734
          --------------------------------------------------------------------------------
          Basic and diluted loss per common share:
              Continuing operations                    $       (0.08)         $      (0.03)
              Discontinued operations                          (0.15)                (0.12)
          --------------------------------------------------------------------------------

          For the year ended December 31, 2000 all of the Corporation's common shares issuable upon the exercise of stock options were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

     (d)  Stock option plan:

          During the year ended December 31, 1998 the Corporation established a stock option plan pursuant to which 3,000,000 common shares were reserved for issuance. This plan was replaced and on December 6, 1999, the Corporation adopted a new stock option plan pursuant to which 5,000,000 common shares were reserved for issuance. On July 5, 2000 the stockholders approved a change in the maximum number of options issuable under this plan to 20% of the number of common shares outstanding including shares of common stock issuable under the plan. As of December 31, 2000 this maximum number was 6,435,788.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


14.  Common stock (continued):

     (d)  Stock option plan (continued):

          During the year, certain options granted were cancelled and were replaced with new options at a lower exercise price. Since the options were granted within six months of the cancellation, the new options are considered for accounting purposes to be variable in nature and compensation expense will be recorded equal to changes in the market value of the underlying common shares. The variable plan accounting has been applied prospectively for market value changes subsequent to the date of the repricing. In addition, compensation expense is recognized to the extent that options are granted having an exercise price less than the market price of the underlying share on the date of grant.

          Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

        -------------------------------------------------------------------------------------------------------
                                                                                    Outstanding options
                                                                         -------------------------------------
                                                                 Shares
                                                              available          Number of            Weighted
                                                          to be granted             common             average
                                                           under option    shares issuable      exercise price
        -------------------------------------------------------------------------------------------------------
         Balance, December 31, 1998                             388,000          2,387,000           $   1.00
         Options granted                                       (150,000)           150,000               1.10
         Options expired                                        152,500           (152,500)             (1.00)
         Increase in reserved for issuance                    2,000,000                  -                  -
        -------------------------------------------------------------------------------------------------------
         Balance, December 31, 1999                           2,390,500          2,384,500               1.01
         Options granted                                     (5,912,958)         5,912,957               1.24
         Options expired                                      3,842,791         (3,842,791)             (1.65)
         Increase in reserved for issuance                    1,660,789                  -                  -
        -------------------------------------------------------------------------------------------------------
         Balance, December 31, 2000                           1,981,122          4,454,666           $   0.77
        -------------------------------------------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


14.  Common stock (continued):

     (d)  Stock option plan (continued):

          The following table summarizes information about stock options under the plan outstanding at December 31, 2000:

        --------------------------------------------------------------------------------------------------------
                                                 Options outstanding                   Options exercisable
                                 -----------------------------------------------  ----------------------------
                                                      Weighted
                                         Number        average          Weighted           Number     Weighted
                                 outstanding at      remaining           average   outstanding at      average
         Range of                  December 31,    contractual          exercise     December 31,     exercise
         exercise prices                   2000     life (yrs)             price             2000        price
        --------------------------------------------------------------------------------------------------------
         $0.38                        2,406,458           5.00             $0.38          605,208        $0.38
         $0.50                           85,000           4.99             $0.50                -        $0.50
         $1.00                        1,505,416           1.03             $1.00        1,428,208        $1.00
         $2.06                          445,292           2.43             $2.06          254,875        $2.06
         $2.53                           10,000           3.32             $2.53            5,833        $2.53
         $3.90                            2,500           0.29             $3.90            2,500        $3.90
        --------------------------------------------------------------------------------------------------------
                                      4,454,666           3.39             $0.77        2,296,624        $0.96
        --------------------------------------------------------------------------------------------------------

          Stock options become exercisable at dates determined by the Board of Directors at the time of granting the option.

          Stock options have initial terms of five years.

          Had compensation cost been determined based on the fair value at the grant dates for those options issued to employees and consultants, consistent with the method described in SFAS No. 123, the Corporation's loss and loss per common share would have been increased to the pro forma amounts indicated below:

        --------------------------------------------------------------------------------------------------------
                                                                                     2000                 1999
        --------------------------------------------------------------------------------------------------------
         Loss for the year, as reported                                      $  5,318,633         $  2,025,101
         Add SFAS 123 expense                                                   1,740,746               64,589
        --------------------------------------------------------------------------------------------------------
         Pro forma                                                           $  7,059,379         $  2,089,690
        --------------------------------------------------------------------------------------------------------
         Basic and diluted loss per common share, net as reported            $       0.22         $       0.14
         Pro forma                                                                   0.30                 0.15
        --------------------------------------------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


14.  Common stock (continued):

     (d)  Stock option plan (continued):

          The fair value of each option granted in 2000 and 1999 was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: no dividend yield; volatility was based on weekly stock price; risk-free interest rate of 5% (1999 - 5%) and an expected life of four and one-half years.

          The weighted-average fair value of options granted during 2000 and 1999 was $0.95 and $0.58 respectively.

     (e)  Warrants:

          The Corporation has warrants outstanding to purchase 4,450,000 common shares at $2.06 to $3.25 per share. 3,850,000 warrants may be callable for exercise by the Corporation at any time after the average bid-ask price, or closing price, as applicable, for the Corporation's common stock is equal to or exceeds $5.00 for at least ten consecutive trading days. These warrants expire in October 2001. Of the remaining 600,000 warrants, 100,000 warrants vest after April 2001 and expire in April 2005, and 500,000 warrants vest until July 2002 and expire in July 2003.


15.  Commitments:

     The Corporation has the following future minimum lease commitments for premises and equipment:

     ---------------------------------------------------------------------------
     2001                                                          $    84,918
     2002                                                               83,029
     2003                                                               81,413
     2004                                                               78,239
     2005                                                               52,159
     Thereafter                                                              -
     ---------------------------------------------------------------------------
                                                                   $   379,758
     ---------------------------------------------------------------------------

     In 2000, rent expense was $43,526 (1999 - $58,136).

16.  Income taxes:

     At December 31, 2000, the Corporation has U.S. tax net operating losses approximating $1,796,000, which will begin to expire in 2018. The Corporation may have incurred "ownership changes" pursuant to applicable Regulations in effect under Section 382 Internal Revenue Code of 1986, as amended. Therefore, the Corporation's use of losses incurred through the date of these ownership changes may be limited during the carryforward period.

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


16.  Income taxes (continued):

     The Corporation has Canadian tax net operating losses of approximately $7,688,000 which expire as follows:

     -----------------------------------------------------------------------
     2001                                                    $      105,000
     2002                                                           522,000
     2003                                                           636,000
     2004                                                         1,516,000
     2005                                                         1,282,000
     2006                                                         3,627,000
     -----------------------------------------------------------------------

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Corporation has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets. Significant components of the Corporation's deferred tax assets and liabilities as of December 31 are as follows:

                                                       2000              1999
     ---------------------------------------------------------------------------
     Deferred tax assets:
         Net operating loss carry forwards     $  4,150,672      $  1,814,000
         Depreciation/amortization                  121,713            (1,000)
         Other                                       40,129           387,000
     ---------------------------------------------------------------------------
     Total deferred tax assets                    4,312,514         2,200,000
     Valuation allowance                         (4,312,514)       (2,200,000)
     ---------------------------------------------------------------------------
     Net deferred taxes                        $          -     $           -
     ---------------------------------------------------------------------------

17.  Segmented information:

     (a)  Segment information ($000):

          During the year, the Corporation sold its contract services business (note 5). As at December 31, 2000, the Corporation is operating in the wireless product and acoustic product segments. The Corporation reports revenues and gross profit to its chief executive officer as follows:

          Industry   information   related  to  the   Corporation's   continuing
          operations is as follows:

          -----------------------------------------------------------------------------
                                                           Sonem
                                              Wireless   Acoustic
                                              Products   Products    Other      Total
          -----------------------------------------------------------------------------
          Sales to external customers              599        121        -        720
          Gross profit (loss)                       44     (1,101)       -     (1,057)
          Segment assets                         1,879         95    2,267      4,241
          -----------------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


17.  Segmented information (continued):


          During 1999, the Corporation was only operating in the acoustic product segment.

     (b)  Geographic information ($000):

          Substantially all assets and operations are in Canada. A summary of sales by region is as follows:

          ---------------------------------------------------------------------
                                                    2000                 1999
          ---------------------------------------------------------------------
          Korea                                $      474           $        -
          Canada                                       34                   79
          United States                               212                  122
          ---------------------------------------------------------------------
          Total sales                          $      720           $      201
          ---------------------------------------------------------------------

UNITY WIRELESS CORPORATION
(Formerly Sonic Systems Corporation)

Notes to Consolidated Financial Statements
(Expressed in U.S. dollars)

Years ended December 31, 2000 and 1999
================================================================================


17.  Segmented information (continued):

     (c)  Major customers ($000):

          The approximate sales to major customers is as follows:

          ----------------------------------------------------------------------
                                                     2000                 1999
          ----------------------------------------------------------------------
          Customer A                           $       409           $        -
          Customer B                                    65                    -
          ----------------------------------------------------------------------

18.  Subsequent events:

     (a)  Mueller and Ideas warrants:

          Under the consulting agreement between the Corporation and Mueller & Company, Inc. and Ideas Inc. ("Mueller and Ideas") dated as of July 1, 2000, 500,000 shares of common stock were issuable to Mueller and Ideas upon exercise of warrants at $2.06 per share. On January 1, 2001, the Corporation and Mueller and Ideas agreed to modify this agreement such that the number of warrants was reduced to 200,000 and the exercise price was reduced to $0.38.

     (b)  Stock option grant:

          On February 6, 2001, the Corporation granted 782,500 options to employees and contractors.


19.  Contingent liabilities:

     The Corporation is currently a party to an action in the Supreme Court of British Columbia, Vancouver Registry, brought by an optionholder seeking a declaration that certain options to purchase shares in the common stock of the Corporation held by it have a term of unlimited duration.

     The Corporation provides for costs related to contingencies when a loss is probable and the amount is reasonably determinable. It is the opinion of management, based on advice of counsel, that the ultimate resolution of this contingency, to the extent not previously provided for, will not have a material adverse effect on the financial condition of the Corporation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Ernst & Young LLP ("E&Y") was dismissed from its position as the certifying accountant of the registrant on December 31, 2000. KPMG LLP ("KPMG") was appointed the new certifying accountant of the registrant on the same day.

     E&Y's report on the financial statements for the years ended December 31,1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the report on the 1998 financial statement, which contained an explanatory paragraph (after the opinion paragraph) that stated the Company's recurring losses from operations raised substantial doubt about its ability to continue as a going concern. The 1998 financial statements did not include any adjustments that might result from the outcome of this uncertainty. The report on the 1999 financial statement did not contain any such explanatory paragraph as to uncertainty.

     The decision to change accountants was approved by the board of directors of the Company pursuant to a consent board resolution dated December 31, 2000. The Company has an audit committee, but the decision to change accountants was not considered by this committee.

     During the Company's years ended December 31, 1999 and 1998 and the subsequent interim period preceding the dismissal of E&Y, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     KPMG was engaged as the new principal accountant of the Company to audit the Company's financial statements. The date of engagement was December 31, 2000.

                                     PART II
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's by-laws provide that directors and officers shall be indemnified by the Company to the fullest extent authorized by the Delaware Business Corporation Act ("DBCA"), against all expenses and liabilities reasonably incurred in connection with services for or on behalf of the Company. The by-laws also authorize the board of directors to indemnify any other person which the Company has the power to indemnify under the DBCA, including for indemnification greater or different from that provided in the by-laws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated costs and expenses, other than underwriting discounts (if any), payable by the registrant in connection with the offering of the securities being registered.

        SEC registration fee................................           $ 80
        NASD filing fee.....................................              0
        Printing and engraving expenses.....................              0
        Transfer Agent and registrar fee....................              0
        Legal fees and expenses.............................          2,500
        Accounting fees and expenses........................          4,000
        Miscellaneous fees and expenses.....................          1,000

              Total.........................................        $ 7,580


                     RECENT SALES OF UNREGISTERED SECURITIES

     On approximately December 4, 1998, the Company completed a private offering to accredited investors under Rule 504. The Company issued 7,500,000 common shares in consideration of gross proceeds of $975,000. No underwriting discounts were given or commissions paid.

     On December 11, 1998, in connection with the acquisition of UW Systems, the Company issued a total of 11,089,368 common shares to the shareholders of UW Systems, who were non-U.S. persons, residing outside of the U.S., or accredited investors, pursuant to Rule 903 of Regulation S and Rule 506 of Regulation D. The acquisition transaction occurred outside of the U.S. The consideration received by the Company was all of the issued stock of UW Systems. No underwriting discounts were given or commissions paid.

     In May/June 1999, the Company issued 6,500 shares to a non-U.S. person, residing outside of the U.S., in payment of $13,000 owing by Unity Systems to the person. No underwriting discounts were given or commissions paid.

     In the period July to October 1999, the Company completed an offering under Regulation S, as contemplated by the acquisition agreement with UW Systems. The sale was to a non-U.S. person, residing outside of the U.S., and took place outside of the U.S. The Company issued 500,000 shares in consideration of gross proceeds of $1,500,000. The Company paid $150,000 in commission.

     In November 1999, the Company completed a private offering under Regulation S to a non-U.S. person, residing outside of the U.S. The Company issued 350,000 common shares in consideration of gross proceeds of $175,000. No underwriting discounts were given or commissions paid.

     In December 1999, the Company completed a private offering under Regulation S to a non-U.S. person, residing outside of the U.S. The Company issued 142,857 common shares in consideration of gross proceeds of $100,000. No underwriting discounts were given or commissions paid.

     In April 2000 the Company issued common shares to non U.S. persons, residing outside of the U.S., in partial settlement of debts owed by Unity Systems to such persons. The Company issued 65,000 shares in consideration for $117,968 of debt forgiveness. No underwriting discounts were given or commissions paid.

     In April 2000 the Company completed an equity financing through a private offering under Regulation D and Regulation S of the Securities Act. The Company accepted subscriptions for 3,850,000 units resulting in gross proceeds of $5,775,000. Each unit consisted of one share of common stock and one non-transferable, callable warrant to purchase one share of common stock at an exercise price of $3.25. The warrant is exercisable for up to 18 months from closing, unless earlier called by the Company. The Company may call the warrants for exercise at any time after the average of the bid-ask prices or closing prices, as applicable, for the Company's common stock has equaled or exceeded $5.00 for at least ten consecutive trading days. If determined by the Board of Directors of the Company that it would be in the best interests of the shareholders of the Company, and if any underwriter or underwriters of the Company's securities determine, in their discretion, that it would be in the best interests of the Company, the Company has agreed it will use its reasonable efforts to cause the shares comprising the units to be included in a registration statement under the Securities Act, at such time as such registration is reasonably practicable for the Company to accomplish. The Company also agreed it will use its reasonable efforts to maintain the effectiveness of any such registration statement for at least one year after the Closing of this offering. This registration statement is being filed pursuant to that agreement. The Company issued 285,000 shares as commissions or fees to qualified persons.

     On August 15, 2000, the Company issued 15,000 shares of common stock to Doug Stewart in return for consulting services valued at approximately $22,500. The exemption from registration relied upon was Regulation S; the share recipient was a non-U.S. person, residing outside of the U.S.

     On August 15, 2000, the Company issued 18,000 shares of common stock to Hugh Notman in return for consulting services valued at approximately $26,900. The exemption from registration relied upon was Regulation S; the share recipient was a non-U.S. person, residing outside of the U.S.

     On November 16, 2000, the Company issued 700,000 shares of common stock in exchange for all the issued and outstanding securities of Ultratech Linear Solutions Inc. ("Ultratech"), as described in the Ultratech Share Purchase Agreement. Pursuant to the Ultratech Share Purchase Agreement, the Company purchased the business of Ultratech as a going concern. The purchase price comprised $48,000 on account of shareholder loans and 700,000 shares of common stock of the Company. The Company had previously loaned Ultratech $200,000. The persons receiving shares of the Company in the transaction were as follows: John Roberston, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh and Stirling
Mercantile Corporation. The exemption from registration relied upon was Regulation S; the share recipients were all non-U.S. persons, residing outside of the U.S.

     On December 4, 2000, the Company issued 25,000 shares of common stock to 3OE Enterprises Inc. ("3OE") in return for consulting services rendered by 3OE, as provided under the Consulting Agreement (the "Consulting Agreement") between the Company and 3OE dated August 1, 2000. The consulting services did not have an agreed value; the shares were to be issued to 3OE upon the achieving of an agreed milestone. The exemption from registration relied upon was Regulation S; the share recipient was a non-U.S. person, residing outside of the U.S., and the consulting services were performed outside the U.S.

     On December 15, 2000, the Company issued 171,428 shares of common stock to Mark Godsy in return for employment services rendered by Mr. Godsy as Chief Executive Officer and valued at $72,000. The exemption from registration relied upon was Regulation S; the share recipient was a non-U.S. person, residing outside of the U.S., and the services were performed outside the U.S.

     On December 15, 2000, the Company issued 25,000 shares of common stock to Jong Kil Kim in return for consulting services rendered by Mr. Kim and valued at $10,500. The exemption from registration relied upon was Regulation S; the share recipient was a non-U.S. person, residing outside of the U.S., and the services were performed outside the U.S.

     On June 22, 2000, the Company issued 25,000 shares of common stock to Robert Singer in return for consulting services rendered by Mr. Singer and valued at $7,000. This issuance was exempt from registration pursuant to Rule 701 and Section 4(2) under the Securities Act of 1933.

     In addition to the 3,850,000 warrants issued under the April 2000 financing, the Company issued in January, 2001 to Mueller and Ideas 200,000 warrants at an exercise price of $0.38, which vest until December 31, 2002 and expire up to March 31, 2005. In April, 2001 the Company issued to Mueller and Ideas 300,000 warrants an exercise price of $0.29, which vest until March 31, 2004 and expire up to March 31, 2005. The Company also issued 100,000 warrants at an exercise price of $2.06 to Crescent Communications Inc. which vest until April 2001 and expire in April 2005.

                                    EXHIBITS

     Pursuant to Rule 601 of Regulation SB, the following exhibits are included herein or incorporated by reference.

Exhibit
 Number        Description
 ------        -----------
  3.1          Amended  and  Restated  Certificate  of  Incorporation  of  Unity
               Wireless Corporation (incorporated by reference to Exhibit 3.1 to the Company's Form SB-2 filed on October 4, 2000)

  3.2          Amended  and  Restated  Bylaws  of  Unity  Wireless   Corporation
               (incorporated by reference to Exhibit 3.2 to the Company's Form SB-2 filed on October 4, 2000)

  4.1 Consulting agreement among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated January 1, 2001 (incorporated by reference to Exhibit 4.2 to the Company's Form 10-KSB filed on April 2, 2001)

  4.2 Consulting agreement amendment among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated April 1, 2001

  4.3 Warrant from Unity Wireless Corporation to Crescent Communications Inc. dated June 26, 2000 (incorporated by reference to Exhibit 4.3 to the Company's Form SB-2 filed on October 4, 2000)

  5.1          Opinion of Dorsey & Whitney LLP

 10.1 Asset Purchase Agreement dated October 6, 2000 among Unity Wireless Systems Corporation, a British Columbia, Canada corporation, 568608 B.C. Ltd., a British Columbia, Canada corporation, Traffic Systems, L.L.C., an Arizona limited liability company, Traffic Safety Products, Inc., an Arizona corporation and James L. Hill (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on October 23, 2000)

 10.2 Intellectual Property License Agreement dated October 6, 2000 between Unity Systems as licensor and Traffic Systems as licensee (incorporated by reference to Exhibit 2.2 to the Company's Form 8-K filed on October 23, 2000)

 10.3 Share Purchase Agreement, dated November 16, 2000 among John Robertson, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh, Unity Wireless Corporation, Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd., W. Hugh Notman (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on December 4, 2000)

 10.4 Asset Purchase Agreement, dated for reference December 30, 2000, among Unity Wireless Integration Corporation as vendor, Lyma Sales & Management Corp. as purchaser and Unity Wireless Corporation (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on January 16, 2001)

 10.5 Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement, effective April 9, 2001, by and among Traffic Systems, L.L.C. Unity Wireless Systems Corporation, Traffic Safety Products, Inc. and Jim Hill (incorporated by reference to Exhibit 10.5 to the Company's Form SB-2A filed on May 3, 2001)

 10.6          1999 Stock Option Plan, as amended  (incorporated by reference to
               Exhibit 10.6 to the Company's Form 10-KSB filed on April 2, 2001)

Exhibit
 Number        Description
 ------        -----------
 10.7          Recommended   Stock   Option   Grant   Policy  for  the   Company
               (incorporated  by reference to Exhibit 10.7 to the Company's Form
               10-KSB filed on April 2, 2001)

 21.1          Subsidiaries of the Company (incorporated by reference to Exhibit
               21.1 to the Company's Form 10-KSB filed on April 2, 2001.)

 23.1          Consent of KPMG LLP

 23.2          Consent of Ernst & Young LLP

 23.3          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

 24.1 Powers of Attorney (included on the signature page to Amendment No. 1 to the Registration Statement)


                                  UNDERTAKINGS

     The Company hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20%
     change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia, Canada, on October 17, 2001.

                          Registrant: UNITY WIRELESS CORPORATION

                                      By: /s/ Roland Sartorius
                                         ---------------------------------------
                                         Roland Sartorius, Secretary


                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Robertson and Roland Sartorius, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



/s/ Mark Godsy              Director and Chairman of           October 17, 2001
-------------------------   the Board
Mark Godsy


/s/ John Robertson          Director, President, and Chief     October 17, 2001
-------------------------   Executive Officer (Principal
John Robertson              Executive Officer)


/s/ Roland Sartorius        Director, Secretary and            October 17, 2001
-------------------------   Chief Financial Officer
Roland Sartorius            (Principal Financial Officer
                            and Principal Accounting Officer)


/s/ Robert Fetherstonhaugh  Director                           October 17, 2001
-------------------------
Robert Fetherstonhaugh


/s/ Ken Maddison            Director                           October 17, 2001
-------------------------
Ken Maddison

                                  EXHIBIT INDEX
                                  -------------
Exhibit
 Number        Description
 ------        -----------
  3.1          Amended  and  Restated  Certificate  of  Incorporation  of  Unity
               Wireless Corporation (incorporated by reference to Exhibit 3.1 to the Company's Form SB-2 filed on October 4, 2000)

  3.2          Amended  and  Restated  Bylaws  of  Unity  Wireless   Corporation
               (incorporated by reference to Exhibit 3.2 to the Company's Form SB-2 filed on October 4, 2000)

  4.1 Consulting agreement among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated January 1, 2001 (incorporated by reference to Exhibit 4.2 to the Company's Form 10-KSB filed on April 2, 2001)

  4.2 Consulting agreement amendment among Mueller & Company, Inc., Ideas, Inc., Mark Mueller, Aaron Fertig and Unity Wireless Corporation dated April 1, 2001

  4.3 Warrant from Unity Wireless Corporation to Crescent Communications Inc. dated June 26, 2000 (incorporated by reference to Exhibit 4.3 to the Company's Form SB-2 filed on October 4, 2000)

  5.1          Opinion of Dorsey & Whitney LLP

 10.1 Asset Purchase Agreement dated October 6, 2000 among Unity Wireless Systems Corporation, a British Columbia, Canada corporation, 568608 B.C. Ltd., a British Columbia, Canada corporation, Traffic Systems, L.L.C., an Arizona limited liability company, Traffic Safety Products, Inc., an Arizona corporation and James L. Hill (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on October 23, 2000)

 10.2 Intellectual Property License Agreement dated October 6, 2000 between Unity Systems as licensor and Traffic Systems as licensee (incorporated by reference to Exhibit 2.2 to the Company's Form 8-K filed on October 23, 2000)

 10.3 Share Purchase Agreement, dated November 16, 2000 among John Robertson, Mirza Kassam, Chris Neumann, Robert Fetherstonhaugh, Unity Wireless Corporation, Stirling Mercantile Corporation, Peter A. Scott Consulting Ltd., W. Hugh Notman (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on December 4, 2000)

 10.4 Asset Purchase Agreement, dated for reference December 30, 2000, among Unity Wireless Integration Corporation as vendor, Lyma Sales & Management Corp. as purchaser and Unity Wireless Corporation (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on January 16, 2001)

 10.5 Agreement to Redeem Membership Interest, Transfer Intellectual Property and Amend Asset Purchase Agreement, effective April 9, 2001, by and among Traffic Systems, L.L.C. Unity Wireless Systems Corporation, Traffic Safety Products, Inc. and Jim Hill (incorporated by reference to Exhibit 10.5 to the Company's Form SB-2A filed on May 3, 2001)

 10.6          1999 Stock Option Plan, as amended  (incorporated by reference to
               Exhibit 10.6 to the Company's Form 10-KSB filed on April 2, 2001)

 10.7          Recommended   Stock   Option   Grant   Policy  for  the   Company
               (incorporated by reference to Exhibit 10.7 to the Company's Form 10-KSB filed on April 2, 2001)

 21.1          Subsidiaries of the Company (incorporated by reference to Exhibit
               21.1 to the Company's Form 10-KSB filed on April 2, 2001.)

 23.1          Consent of KPMG LLP

 23.2          Consent of Ernst & Young LLP

 23.3          Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

 24.1 Powers of Attorney (included on the signature page to Amendment No. 1 to the Registration Statement)